Lincoln Financial Group
Table of Contents
Third Quarter 2010

Lincoln Financial Group Analyst Coverage	i
Notes	ii-iii

Financial Highlights	1 - 3
Consolidated Operating Expense Detail	4
Selected Financial Results Summary	5
Details Underlying Realized Gain (Loss), After-DAC and Benefit Ratio Unlocking	6
Consolidated Statements of Income (Loss)	7
Consolidated Roll Forwards of DAC, VOBA, DSI and DFEL	8
Consolidating Statements of Income (Loss) from Operations - Current Year - Quarter	9
Consolidating Statements of Income (Loss) from Operations - Prior Year - Quarter	10
Consolidating Statements of Income (Loss) from Operations - Current Year - Year-to-Date	11
Consolidating Statements of Income (Loss) from Operations - Prior Year - Year-to-Date	12
Consolidated Balance Sheets and Selected Share Data	13
Balance Sheet Data - Segment Highlights	14

Retirement Solutions
Annuities:
Income (Loss) from Operations and Operational Data	15
DAC, VOBA, DSI and DFEL Roll Forwards	16
Account Value Roll Forwards and Information	17
Account Value Information	18
Interest Rate Spread Information, GLB Expense Assessments, GLB Attributed Fee
and GLB Account Values by Type	19
Defined Contribution:
Income (Loss) from Operations, Operational Data and DAC, VOBA and DSI Roll Forwards	20
Account Value Roll Forwards and Information	21
Account Value Roll Forwards by Product	22
Account Value and Interest Rate Spread Information	23

Insurance Solutions
Life Insurance:
Income (Loss) from Operations, Operational Data and DAC, VOBA and DFEL Roll Forwards	24
Additional Operational Data	25
Account Value Roll Forwards	26
Group Protection:
Income (Loss) from Operations and Operational Data	27

Other Operations	28

Discontinued Operations	28

Consolidated Deposits, Net Flows and Account Balances	29

Consolidated Investment Data	30

9/30/2010	i
Lincoln Financial Group Analyst Coverage
Third Quarter 2010

Firm	Analyst	Phone Number
Bank of America - Merrill Lynch	Ed Spehar	212-449-4245
Barclays Capital	Eric Berg	212-526-2805
Citigroup	Colin Devine	212-816-1682
Credit Suisse	Tom Gallagher	212-538-2010
Deutsche Bank	Darin Arita	212-250-7321
Dowling and Partners	Sean Rourke	860-676-8600
FBR Capital Markets	Randy Binner	703-312-1890
Goldman Sachs and Company	Christopher Giovanni	212-357-3560
JP Morgan Securities	Jimmy Bhullar	212-622-6397
Keefe, Bruyette and Woods	Jeff Schuman	860-722-5902
Langen McAlenney	Bob Glasspiegel	860-724-1203
Macquarie Securities	Mark Finkelstein	312-425-4079
Morgan Stanley	Nigel Dally	212-761-4132
Raymond James and Associates	Steven Schwartz	312-612-7686
Sandler O'Neil and Partners	Edward Shields	312-281-3487
Sanford C. Bernstein & Co.	Suneet Kamath	212-756-4587
Sterne, Agee and Leach, Inc.	John Nadel	212-338-4717
UBS	Andrew Kligerman	212-713-2492
Wells Fargo Securities	John Hall	212-214-8032

Investor Inquiries May Be Directed To
Jim Sjoreen, Vice President, Investor Relations
Email: Jim.Sjoreen@lfg.com
Voice: (484) 583-1420
Fax: (484) 583-3962

Notes
This list is provided for informational purposes only. Lincoln Financial Group does not endorse the analyses, conclusions, or recommendations contained in any report issued by these or any other analysts.

Lincoln Financial Group's Statistical Report will be available immediately after the release of earnings for each quarter through our Investor Relations website: www.LincolnFinancial.com/investor

9/30/2010	ii
NOTES

Definitions and Presentation

"Income (loss) from operations," "operating revenues" and "return on capital" are non-GAAP financial measures and do not replace GAAP revenues, net income (loss) and return on stockholders' equity. Detailed reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measure are included in this statistical supplement.

•	We exclude the after-tax effects of the following items from GAAP net income (loss) to arrive at income (loss) from operations:
• Realized gains and losses associated with the following ("excluded realized gain (loss)"):
• Sale or disposal of securities;
• Impairments of securities;
• Change in the fair value of derivative investments, embedded derivatives within certain reinsurance arrangements and our trading securities;
• Change in the fair value of the derivatives we own to hedge our guaranteed death benefit ("GDB") riders within our variable annuities, which is referred to as "GDB derivatives results";
• Change in the fair value of the embedded derivatives of our guaranteed living benefit (“GLB”) riders within our variable annuities accounted for under the Derivatives and Hedging and the Fair Value Measurements and Disclosures Topics of the Financial Accounting Standards Board
("FASB") Accounting Standars Codification ("ASC") (“embedded derivative reserves”), net of the change in the fair value of the derivatives we own to hedge the changes in the embedded derivative reserves, the net of which is referred to as “GLB net derivative results”; and
• Changes in the fair value of the embedded derivative liabilities related to index call options we may purchase in the future to hedge contract holder index allocations applicable to future reset periods for our indexed annuity products accounted for under the Derivatives and Hedging and the Fair Value Measurements and Disclosures Topics of the FASB ASC (“indexed annuity forward-starting option”).
• Change in reserves accounted for under the Financial Services - Insurance - Claim Costs and Liabilities for Future Policy Benefits Subtopic of
the FASB ASC resulting from benefit ratio unlocking on our GDB and GLB riders ("benefit ratio unlocking");
• Income (loss) from the initial adoption of new accounting standards;
• Income (loss) from reserve changes (net of related amortization) on business sold through reinsurance;
• Gain (loss) on early extinguishment of debt;
• Losses from the impairment of intangible assets; and
• Income (loss) from discontinued operations.

Income (loss) from operations available to common stockholders is net income (loss) available to common stockholders (used in the calculation of earnings (loss) per share) in accordance with GAAP, excluding the after-tax effects of the items above and the acceleration of our Series B preferred stock discount as a result of redemption prior to five years from the date of issuance.

• Operating revenues represent GAAP revenues excluding the pre-tax effects of the following items, as applicable:
• Excluded realized gain (loss);
• Amortization of deferred front-end loads ("DFEL") arising from changes in GDB and GLB benefit ratio unlocking;
• Amortization of deferred gains arising from the reserve changes on business sold through reinsurance; and
• Revenue adjustments from the initial adoption of new accounting standards.

• Return on equity measures how efficiently we generate profits from the resources provided by our net assets. Return on equity is calculated by dividing annualized net income (loss) by average equity, excluding accumulated other comprehensive income (loss) ("AOCI"). Management evaluates return on equity by both including and excluding average goodwill within average equity.

• Return on capital measures the effectiveness of our use of total capital, which includes equity (excluding accumulated other comprehensive income), debt, capital securities and junior subordinated debentures issued to affiliated trusts. Return on capital is calculated by dividing annualized income (loss) from operations (after adding back interest expense) by average capital. The difference between return on capital and return on stockholders' equity represents the effect of leveraging on our consolidated results.

Income (loss) from operations, operating revenues, return on equity (including and excluding average goodwill within average equity), excluding AOCI, using annualized income (loss) from operations and return on capital are financial measures we use to evaluate and assess our results. Our management and Board of Directors believe that these performance measures explain the results of our ongoing businesses in a manner that allows for a better understanding of the underlying trends in our current business because the excluded items are unpredictable and not necessarily indicative of current operating fundamentals or future performance of the business segments, and, in most instances, decisions regarding these items do not necessarily relate to the operations of the individual segments. In addition, we believe that our definitions of operating revenues and income (loss) from operations will provide investors with a more valuable measure of our performance because it better reveals trends in our business.

• Certain operating and statistical measures are included in this report to provide supplemental data regarding the performance of our current business. These measures include deposits, sales, net flows, first-year premiums, in force and spreads.
• Sales as reported consist of the following:
• Universal life ("UL") (excluding linked-benefit products) and variable universal life ("VUL"), including corporate-owned life insurance ("COLI") and bank-owned life insurance ("BOLI") - first year commissionable premiums plus 5% of excess premiums received, including an adjustment for internal replacements at approximately 50% of target;
• Whole life and term - 100% of first year paid premiums;
• Linked-benefit - 15% of premium deposits;
• Annuities - deposits from new and existing customers;
• Group Protection - annualized first year premiums from new policies; and

Our roll forwards of deferred acquisition costs ("DAC") and value of business acquired ("VOBA"), deferred sales inducements ("DSI") and DFEL disclose the net impact of prospective and retrospective unlocking on amortization for these items. This information helps explain a source of volatility in amortization.

iii
• Prospective unlocking - In the third quarter of each year, we review and update our assumptions used in projecting our future estimated gross profits ("EGPs") used to amortize DAC, VOBA, DFEL, DSI and the calculations of embedded derivatives and reserves for annuity and life insurance products with certain guarantees. We may also have prospective unlocking if we experience long-term or significant deviations from expected equity market returns requiring a change to best estimate projections of EGPs and reversion to the mean ("RTM") prospective unlocking of DAC, VOBA, DFEL, DSI and other contract holder funds. These updates to assumptions result in unlocking that represent an increase or decrease to our carrying value of DAC, VOBA, DFEL and DSI based upon our updated view of future EGPs. The various assumptions that are reviewed include investment margins, mortality, retention and rider utilization. In addition, in the third quarter of each year during our annual prospective unlocking review, we may identify and implement actuarial modeling refinements which can result in prospective and retrospective unlocking impacts that impact DAC, VOBA, DSI, DFEL and embedded derivatives and reserves for annuity and life products with living and death benefit guarantee reserves.

• Retrospective unlocking - On a quarterly basis, we “true-up” our models for actual gross profits and in-force experience for the period.
To the extent that actual experience differs from previously expected, a positive or negative retrospective adjustment to the amortization of DAC, VOBA, DSI and DFEL is recorded. This update to the models may generate a change in the amortization rate which results in a catch-up to the cumulative amortization, by recalculating the DAC, VOBA, DSI and DFEL balances assuming that the revised amortization rate had been used since issue.

Book value per share excluding AOCI is calculated based upon a non-GAAP financial measure. It is calculated by dividing (a) stockholders' equity excluding AOCI and Series B preferred stock balances as it is non-convertible (issued and sold to the U.S. Treasury in connection with the Troubled
Asset Relief Program Capital Purchase Program as part of the Emergency Economic Stabilization Act of 2008), by (b) common shares outstanding, assuming conversion of Series A preferred shares. We provide book value per share excluding AOCI to enable investors to analyze the amount of our net worth that is attributable primarily to our business operations. We believe book value per share excluding AOCI is useful to investors because it eliminates the effect of items that can fluctuate significantly from period to period, primarily based on changes in interest rates. Book value per share is the most directly comparable GAAP measure.

Pre-tax operating margin is calculated as income (loss) from operations before federal income taxes divided by operating revenues. After-tax operating margin is calculated as income (loss) from operations divided by operating revenues.

We use our prevailing corporate federal income tax rate of 35% while taking into account any permanent differences for events recognized differently in our financial statements and federal income tax returns when reconciling our non-GAAP measures to the most comparable GAAP measure.

Effective April 30, 2010, we amended our non-director deferred compensation plans to allow participants the option to diversify from LNC stock to other investment alternatives and to be settled in shares or cash at the participant’s discretion. As a result of the amendment, we reclassified the cost basis of deferred units of LNC stock from common stock to other liabilities on our Consolidated Balance Sheet. Consequently changes in the value of our stock are recorded in underwriting, acquisition, insurance and other expenses on our Consolidated Statement of Income (Loss). When calculating our weighted-average dilutive shares, we presume the investment option will be settled in cash and exclude the shares from our calculation, unless the effect of assuming it will be settled in shares ("equity classification") would be more dilutive to our diluted EPS. The numerator used in the calculation of our diluted EPS is adjusted down for the removal of the favorable mark-to-market adjustment for deferred units of LNC stock in our non-director deferred compensation plans if the effect of equity classification would be more dilutive to our diluted EPS.

Throughout the document, "after-DAC" refers to the associated amortization expense of DAC, VOBA, DSI and DFEL and changes in other contract holder funds and funds withheld reinsurance liabilities.

Reclassifications
In addition to the items discussed above, certain amounts reported in prior periods have been reclassed to the presentation adopted in the current period.
These reclassifications had no effect on net income, income from operations or stockholders' equity in the prior period.

9/30/2010								PAGE 1
Financial Highlights
Unaudited (in millions, except per share data)

	For the Three Months Ended September 30,				For the Nine Months Ended September 30,
			Change				Change
	2010	2009	Amount	%	2010	2009	Amount	%
Income (Loss) from Operations - By Segment
Annuities	$126.1	$94.5	$31.6	33.4%	$361.2	$233.7	$127.5	54.6%
Defined Contribution	49.9	42.6	7.3	17.1%	121.8	100.1	21.7	21.7%
Total Retirement Solutions	176.0	137.1	38.9	28.4%	483.0	333.8	149.2	44.7%
Life Insurance	59.9	136.5	(76.6)	-56.1%	347.8	411.6	(63.8)	-15.5%
Group Protection	9.5	34.5	(25.0)	-72.5%	53.6	93.8	(40.2)	-42.9%
Total Insurance Solutions	69.4	171.0	(101.6)	-59.4%	401.4	505.4	(104.0)	-20.6%
Other Operations	(39.7)	(32.6)	(7.1)	-21.8%	(112.4)	(193.4)	81.0	41.9%
Income (Loss) from Operations (1)	205.7	275.5	(69.8)	-25.3%	772.0	645.8	126.2	19.5%
Excluded realized gain (loss), after-tax (2) (3)	16.5	(248.3)	264.8	106.6%	(17.3)	(681.6)	664.3	97.5%
Benefit ratio unlocking, after-tax (2) (3)	25.1	52.3	(27.2)	-52.0%	(0.3)	81.3	(81.6)	NM
Income (loss) from reserve changes (net of related
amortization) on business sold through reinsurance,
after-tax (3)	0.5	0.4	0.1	25%	1.4	1.3	0.1	7.7%
Gain (loss) on early extinguishment of debt, after-tax (3)	-	-	-	NM	-	41.8	(41.8)	-100.0%
Impairment of intangibles, after-tax (3)	-	1.4	(1.4)	-100.0%	-	(601.5)	601.5	100.0%
Income (loss) from discontinued operations, after-tax (4)	(1.7)	72.0	(73.7)	NM	28.9	(74.1)	103.0	139.0%
Net Income (Loss)	246.1	153.3	92.8	60.5%	784.7	(587.0)	1,371.7	233.7%
Preferred stock dividends and accretion of discount	-	(16.3)	16.3	100.0%	(36.7)	(16.3)	(20.4)	NM
Write-off of unamortized discount on preferred stock
at liquidation	-	-	-	NM	(130.6)	-	(130.6)	NM
Adjustment for deferred units of LNC stock in our
non-director deferred compensation plans (5)	(1.0)	-	(1.0)	NM	(2.9)	-	(2.9)	NM
Minority interest adjustment (6)	-	-	-	NM	-	(0.1)	0.1	100.0%
Net Income (Loss) Available to Common
Stockholders - Diluted	$245.1	$137.0	$108.1	78.9%	$614.5	$(603.4)	$1,217.9	201.8%

Earnings Per Common Share - Diluted
Income (loss) from operations (1) (7)	$0.63	$0.84	$(0.21)	-25.0%	$2.31	$2.27	$0.04	1.8%
Excluded realized gain (loss), after-tax (2) (3) (7)	0.05	(0.80)	0.85	106.3%	(0.04)	(2.50)	2.46	98.4%
Benefit ratio unlocking, after-tax (2) (3) (7)	0.08	0.17	(0.09)	-52.9%	(0.00)	0.31	(0.31)	NM
Gain (loss) on early extinguishment of debt, after-tax (3) (7)	-	-	-	NM	-	0.15	(0.15)	-100.0%
Impairment of intangibles, after-tax (3) (7)	-	-	-	NM	-	(2.21)	2.21	100.0%
Write-off of unamortized discount on preferred stock
at liquidation (7)	-	-	-	NM	(0.41)	-	(0.41)	NM
Income (loss) from discontinued operations, after-tax (4) (7)	(0.01)	0.23	(0.24)	NM	0.09	(0.27)	0.36	133.6%
Adjustment attributable to using different average diluted
shares for income from operations as compared to net
income (7)	-	-	-	NM	-	0.04	(0.04)	-100.0%
Net Income (Loss)	$0.75	$0.44	$0.31	70.5%	$1.94	$(2.21)	$4.15	187.8%

Operating Revenues - By Segment
Annuities	$660.3	$598.2	$62.1	10.4%	$1,934.8	$1,672.4	$262.4	15.7%
Defined Contribution	244.6	240.6	4.0	1.7%	730.4	682.6	47.8	7.0%
Total Retirement Solutions	904.9	838.8	66.1	7.9%	2,665.2	2,355.0	310.2	13.2%
Life Insurance	1,107.9	1,089.5	18.4	1.7%	3,372.2	3,168.9	203.3	6.4%
Group Protection	451.5	414.6	36.9	8.9%	1,366.8	1,278.9	87.9	6.9%
Total Insurance Solutions	1,559.4	1,504.1	55.3	3.7%	4,739.0	4,447.8	291.2	6.5%
Other Operations	121.6	119.2	2.4	2.0%	365.6	339.0	26.6	7.8%
Total Operating Revenues	2,585.9	2,462.1	123.8	5.0%	7,769.8	7,141.8	628.0	8.8%
Excluded realized gain (loss), pre-tax (2)	25.5	(381.1)	406.6	106.7%	(26.5)	(1,043.2)	1,016.7	97.5%
Amortization income of DFEL associated with benefit
ratio unlocking, pre-tax	0.7	0.2	0.5	250.0%	(0.6)	(4.2)	3.6	85.7%
Amortization of deferred gains arising from reserve
changes on business sold through reinsurance, pre-tax	0.7	0.7	-	-	2.0	2.0	-	0.0%
Total Revenues	$2,612.8	$2,081.9	$530.9	25.5%	$7,744.7	$6,096.4	$1,648.3	27.0%

(1)	Income from operations includes restructuring charges. See page 5 for detail.
(2)	See page 6 for detail.
(3)	We use our prevailing corporate federal income tax rate of 35% while taking into account any permanent differences for events recognized differently in our financial statements and federal income tax returns when reconciling our non-GAAP measures to the most comparable GAAP measure.
(4)	Includes discontinued operations and the loss on disposal. See Discontinued Operations on page 28 for details.
(5)	The numerator used in the calculation of our diluted EPS is adjusted down for the removal of the favorable mark-to-market adjustment for deferred units of
LNC stock in our non-director deferred compensation plans if the effect of equity classification would be more dilutive to our diluted EPS.
(6)	Relates to outstanding stock options under the Delaware Investments U.S. Inc. stock option incentive plan.
(7)	In those periods with a loss from continuing operations, shares used in the earnings per share calculation represent basic shares, since using diluted shares would have been anti-dilutive. This same concept applies to our income from operations as well.

9/30/2010								PAGE 2
Financial Highlights (Continued)
Unaudited (billions of dollars)

	For the Three Months Ended September 30,				For the Nine Months Ended September 30,
			Change				Change
	2010	2009	Amount	%	2010	2009	Amount	%
Retirement Solutions - Annuities
Gross deposits	$2.978	$3.088	$(0.110)	-3.6%	$8.077	$7.901	$0.176	2.2%
Net flows	1.284	1.610	(0.326)	-20.2%	3.012	3.074	(0.062)	-2.0%
Account values (gross)	81.207	72.195	9.012	12.5%	81.207	72.195	9.012	12.5%
Account values (net of reinsurance)	80.229	71.146	9.083	12.8%	80.229	71.146	9.083	12.8%

Retirement Solutions - Defined Contribution
Gross deposits (1)	$1.262	$1.103	$0.159	14.4%	$3.943	$3.794	$0.149	3.9%
Net flows	(0.278)	0.144	(0.422)	NM	0.013	1.057	(1.044)	-98.8%
Account values - annuities	25.690	24.778	0.912	3.7%	25.690	24.778	0.912	3.7%
Alliance and Smart Future mutual funds	11.398	9.544	1.854	19.4%	11.398	9.544	1.854	19.4%
Total annuities and mutual fund account values	37.088	34.322	2.766	8.1%	37.088	34.322	2.766	8.1%

Insurance Solutions - Life Insurance
Sales (in millions)	$148.4	$146.2	$2.2	1.5%	$430.8	$415.1	$15.7	3.8%
Life insurance in force	556.754	532.013	24.741	4.7%	556.754	532.013	24.741	4.7%
Gross deposits	1.230	1.073	0.157	14.6%	3.370	3.151	0.219	7.0%
Net flows	0.725	0.561	0.164	29.2%	1.977	1.658	0.319	19.2%
Account values (net of reinsurance)	32.654	31.271	1.383	4.4%	32.654	31.271	1.383	4.4%

Insurance Solutions - Group Protection
Annualized sales (in millions)	$68.4	$79.8	$(11.4)	-14.3%	$196.7	$193.6	$3.1	1.6%
Loss ratio (2)	79.2%	68.1%	NM	NM	76.5%	69.0%	NM	NM

Consolidated
Total deposits	$5.470	$5.264	$0.206	3.9%	$15.390	$14.846	$0.544	3.7%
Total account balances	149.971	136.739	13.232	9.7%	149.971	136.739	13.232	9.7%
Total net flows	1.731	2.315	(0.584)	-25.2%	5.002	5.789	(0.787)	-13.6%

(1)	Includes deposits for mutual funds. Mutual fund account values are not included in the separate accounts reported on our Consolidated Balance Sheets, as we do not have any ownership interest in them.
(2)	Represents combined loss ratio for life, disability and dental businesses.

9/30/2010								PAGE 3
Financial Highlights (Continued)
Unaudited (millions of dollars)

	For the Three Months Ended September 30,				For the Nine Months Ended September 30,
			Change				Change
	2010	2009	Amount	%	2010	2009	Amount	%

Balance Sheet Assets - End-of-Period	$190,489.9	$181,489.2	$9,000.7	5.0%	$190,489.9	$181,489.2	$9,000.7	5.0%

Stockholders' Equity
Beginning-of-period, including AOCI	$12,637.3	$9,074.9	$3,562.4	39.3%	$11,700.2	$7,976.7	$3,723.5	46.7%
End-of-period, including AOCI	13,557.5	11,655.5	1,902.0	16.3%	13,557.5	11,655.5	1,902.0	16.3%
End-of-period, excluding AOCI	11,896.0	11,876.0	20.0	0.2%	11,896.0	11,876.0	20.0	0.2%
Average equity, excluding AOCI	11,797.7	11,329.1	468.6	4.1%	11,898.2	10,803.0	1,095.2	10.1%

Return on Equity, Excluding AOCI
Income (loss) from operations with average equity:
Including goodwill	7.0%	9.7%			8.7%	8.0%
Excluding goodwill	9.4%	13.4%			11.6%	11.3%

Return on Capital
Income (loss) from operations/average capital	5.7%	7.7%			6.9%	6.3%

Common Shares Outstanding
Average for the period - basic	316.7	301.8	14.9	4.9%	307.9	272.7	35.2	12.9%
Average for the period - diluted	325.7	310.0	15.7	5.1%	317.5	276.9	40.6	14.7%
End-of-period - assuming conversion of preferreds (1)	316.9	302.3	14.6	4.8%	316.9	302.3	14.6	4.8%
End-of-period - diluted	324.3	311.8	12.5	4.0%	324.3	311.8	12.5	4.0%

Book value per common share, including AOCI (2)	$42.78	$35.91	$6.87	19.1%	$42.78	$35.91	$6.87	19.1%
Book value per common share, excluding AOCI (2)	37.54	36.64	0.90	2.5%	37.54	36.64	0.90	2.5%

Cash Returned to Common Stockholders
Warrant repurchase - dollar amount	$48.13	$-	$48.13	NM	$48.13	$-	$48.13	NM
Common dividends declared	3.20	3.00	0.20	6.7%	9.40	8.60	0.80	9.3%
Total Cash Returned to Common Stockholders	$51.33	$3.00	$48.33	NM	$57.53	$8.60	$48.93	NM

Stock issuance - number of shares	-	-	-	NM	14.14	46.00	(31.86)	-69.3%
Dividend declared on common stock - per share	$0.010	$0.010	$-	0.0%	$0.030	$0.030	$-	0.0%
Dividend payout ratio	1.3%	2.3%			1.5%	-1.4%
Annualized yield (3)	0.2%	0.2%			0.2%	0.2%

Comprehensive Income (Loss)
Net income (loss)	$246.1	$153.3	$92.8	60.5%	$784.7	$(587.0)	$1,371.7	233.7%
Net unrealized gain (loss) on available-for-sale securities	792.9	1,575.6	(782.7)	-49.7%	2,010.7	2,781.3	(770.6)	-27.7%
Unrealized other-than-temporary impairment on available-for-sale securities	(21.3)	(4.1)	(17.2)	NM	(16.6)	(121.8)	105.2	86.4%
Net unrealized gain (loss) on derivative instruments	(46.6)	(43.0)	(3.6)	-8.4%	(71.9)	(116.3)	44.4	38.2%
Foreign currency translation adjustment	0.9	(23.3)	24.2	103.9%	(0.5)	62.0	(62.5)	NM
Funded status of employee benefit plans	(2.3)	(18.5)	16.2	87.6%	1.2	(22.2)	23.4	105.4%
Comprehensive Income (Loss)	$969.7	$1,640.0	$(670.3)	-40.9%	$2,707.6	$1,996.0	$711.6	35.7%

Leverage Ratio (4)	25.4%	27.3%			25.4%	27.3%

Ratings as of November 2, 2010
Standard &
	A.M. Best	Fitch	Moody's	Poor's

Senior Debt Ratings	a-	BBB+	Baa2	A-

Financial Strength Ratings
Lincoln National Life Insurance Company	A+	A+	A2	AA-
First Penn-Pacific Life Insurance Company	A+	A+	A2	A+
Lincoln Life & Annuity Company of New York	A+	A+	A2	AA-

(1)	The holders of our Series B preferred stock have no right to exchange or convert such shares into any other securities, therefore these shares have not been converted in this calculation.
(2)	These computations exclude Series B preferred stock balances as it is non-convertible.
(3)	Indicated dividend divided by the closing price.
(4)	The numerator in this calculation is arrived at by adding our total debt, $6,044, excluding 75% of our capital securities, $1,114, and all of our $373 million senior note, which is net of the unamortized discount, issued in October 2007 because the proceeds were reinvested in a pool of long-term assets. The denominator in this calculation is arrived at by adding the numerator, $4,557, plus our stockholders' equity, excluding AOCI, $11,896, plus 75% of our capital securities, plus all of our
$373 million senior note.

9/30/2010									PAGE 4
Consolidated Operating Expense Detail
Unaudited (in millions)

	For the Three Months Ended						For the Nine Months Ended
	Sept.	Dec.	March	June	Sept.	%	Sept.	Sept.	%
	2009	2009	2010	2010	2010	Change	2009	2010	Change

Commissions	$403.9	$421.2	$379.7	$390.0	$408.3	1.1%	$1,122.1	$1,178.0	5.0%

General and Administrative Expenses
General and administrative expenses	317.3	351.7	310.8	338.2	348.6	9.9%	935.0	997.6	6.7%
Merger-related expenses	2.5	2.8	2.3	2.2	2.4	-4.0%	13.6	6.9	-49.3%

Total General and Administrative Expenses, Excluding Broker-Dealer	319.8	354.5	313.1	340.4	351.0	9.8%	948.6	1,004.5	5.9%
Communications expenses	13.2	12.9	13.8	14.5	14.9	12.9%	39.6	43.2	9.1%
Restructuring charges for expense initiatives	0.6	0.3	-	-	-	-100.0%	34.3	-	-100.0%
Taxes, licenses and fees	48.2	24.3	57.5	41.7	47.8	-0.8%	145.8	147.0	0.8%
Interest and debt expense	68.0	68.1	68.1	69.0	74.5	9.6%	193.6	211.6	9.3%
Total Commissions and Expenses Incurred	853.7	881.3	832.2	855.6	896.5	5.0%	2,484.0	2,584.3	4.0%
Less: Commissions and Expenses Capitalized	(422.5)	(460.0)	(385.1)	(401.2)	(412.1)	2.5%	(1,191.4)	(1,198.4)	-0.6%
Total Expenses Incurred, Excluding Amortization and Broker-Dealer Expenses	431.2	421.3	447.1	454.4	484.4	12.3%	1,292.6	1,385.9	7.2%
Amortization
Amortization of DAC and VOBA, net of interest	311.4	260.9	258.1	296.9	194.3	-37.6%	780.7	749.3	-4.0%
Amortization of intangibles	1.1	1.0	1.0	1.1	1.0	-9.1%	3.2	3.1	-3.1%
Total Amortization	312.5	261.9	259.1	298.0	195.3	-37.5%	783.9	752.4	-4.0%

Broker-Dealer Commissions and Other Expenses	73.6	81.1	73.6	77.3	77.6	5.4%	206.9	228.5	10.4%
Total	$817.3	$764.3	$779.8	$829.7	$757.3	-7.3%	$2,283.4	$2,366.8	3.7%

Merger-Related Expenses (1)
Severance and employee-related charges	$0.3	$0.5	$0.2	$0.3	$0.3	0.0%	$1.6	$0.8	-50.0%
Systems integration and related expenses	1.5	1.4	2.0	1.7	2.0	33.3%	9.2	5.7	-38.0%
Other expenses	0.8	0.9	0.1	0.2	0.1	-87.5%	2.9	0.4	-86.2%
Total Merger-Related Expenses	$2.6	$2.8	$2.3	$2.2	$2.4	-7.7%	$13.7	$6.9	-49.6%

(1)	Represents merger-related expenses included in general and administrative expenses and restructuring charges.

9/30/2010									PAGE 5
Selected Financial Results Summary
Unaudited (millions of dollars)

	For the Three Months Ended						For the Nine Months Ended
	Sept.	Dec.	March	June	Sept.	%	Sept.	Sept.	%
	2009	2009	2010	2010	2010	Change	2009	2010	Change
Operating Revenues
Annuities	$598.2	$628.9	$629.9	$644.6	$660.3	10.4%	$1,672.4	$1,934.8	15.7%
Defined Contribution	240.6	243.7	240.5	245.3	244.6	1.7%	682.6	730.4	7.0%
Total Retirement Solutions	838.8	872.6	870.4	889.9	904.9	7.9%	2,355.0	2,665.2	13.2%
Life Insurance	1,089.5	1,126.3	1,128.3	1,136.0	1,107.9	1.7%	3,168.9	3,372.2	6.4%
Group Protection	414.6	433.6	445.2	470.1	451.5	8.9%	1,278.9	1,366.8	6.9%
Total Insurance Solutions	1,504.1	1,559.9	1,573.5	1,606.1	1,559.4	3.7%	4,447.8	4,739.0	6.5%
Other Operations	119.2	125.9	123.4	120.6	121.6	2.0%	339.0	365.6	7.8%
Total Operating Revenues	2,462.1	2,558.4	2,567.3	2,616.6	2,585.9	5.0%	7,141.8	7,769.8	8.8%
Excluded realized gain (loss), pre-tax (1)	(381.1)	(156.6)	(40.9)	(11.1)	25.5	106.7%	(1,043.2)	(26.5)	97.5%
Amortization of DFEL associated with benefit ratio unlocking, pre-tax	0.2	-	0.3	(1.6)	0.7	250.0%	(4.2)	(0.6)	85.7%
Amortization of deferred gains arising from reserve changes on business sold through reinsurance, pre-tax	0.7	0.6	0.7	0.6	0.7	0.0%	2.0	2.0	0.0%
Total Revenues	$2,081.9	$2,402.4	$2,527.4	$2,604.5	$2,612.8	25.5%	$6,096.4	$7,744.7	27.0%
Income (Loss) from Operations
Annuities	$94.5	$119.7	$118.7	$116.4	$126.1	33.4%	$233.7	$361.2	54.6%
Defined Contribution	42.6	33.3	35.9	36.0	49.9	17.1%	100.1	121.8	21.7%
Total Retirement Solutions	137.1	153.0	154.6	152.4	176.0	28.4%	333.8	483.0	44.7%
Life Insurance	136.5	157.6	136.7	151.2	59.9	-56.1%	411.6	347.8	-15.5%
Group Protection	34.5	30.1	21.4	22.7	9.5	-72.5%	93.8	53.6	-42.9%
Total Insurance Solutions	171.0	187.7	158.1	173.9	69.4	-59.4%	505.4	401.4	-20.6%
Other Operations	(32.6)	(43.5)	(36.6)	(36.1)	(39.7)	-21.8%	(193.4)	(112.4)	41.9%
Income (Loss) from Operations	275.5	297.2	276.1	290.2	205.7	-25.3%	645.8	772.0	19.5%
Excluded realized gain (loss), after-tax (1) (2)	(248.3)	(98.3)	(26.5)	(7.3)	16.5	106.6%	(681.6)	(17.3)	97.5%
Benefit ratio unlocking, after-tax (1) (2)	52.3	7.6	5.5	(30.9)	25.1	-52.0%	81.3	(0.3)	NM
Income (loss) from reserve changes (net of related amortization) on business sold through reinsurance, after-tax (2)	0.4	0.5	0.4	0.5	0.5	25.0%	1.3	1.4	7.7%
Gain (loss) on early extinguishment of debt, after-tax (2)	-	-	-	-	-	NM	41.8	-	-100.0%
Impairment of intangibles, after-tax (2)	1.4	(108.8)	-	-	-	-100.0%	(601.5)	-	100.0%
Income (loss) from discontinued operations, after-tax (3)	72.0	4.1	27.9	2.7	(1.7)	NM	(74.1)	28.9	139.0%
Net Income (Loss)	153.3	102.3	283.4	255.2	246.1	60.5%	(587.0)	784.7	233.7%
Preferred stock dividends and accretion of discount	(16.3)	(18.2)	(18.4)	(18.3)	-	100.0%	(16.3)	(36.7)	NM
Write-off of unamortized discount on preferred stock at redemption	-	-	-	(130.6)	-	NM	-	(130.6)	NM
Adjustment for deferred units of LNC stock in our non-director deferred compensation plans (4)	-	-	-	(1.9)	(1.0)	NM	-	(2.9)	NM
Minority interest adjustment (5)	-	-	-	-	-	NM	(0.1)	-	100.0%
Net Income (Loss) Available to Common Stockholders - Diluted	$137.0	$84.1	$265.0	$104.4	$245.1	78.9%	$(603.4)	$614.5	201.8%

Stockholders' Equity
Beginning-of-period, including AOCI	$9,074.9	$11,655.5	$11,700.2	$12,368.5	$12,637.3		$7,976.7	$11,700.2
End-of-period, including AOCI	11,655.5	11,700.2	12,368.5	12,637.3	13,557.5		11,655.5	13,557.5
End-of-period, excluding AOCI	11,876.0	11,961.6	12,066.3	11,699.4	11,896.0		11,876.0	11,896.0

Average Stockholders' Equity
Average equity, including average AOCI	$10,365.2	11,677.8	12,034.3	12,502.9	$13,097.4		$8,738.2	$12,544.9
Average AOCI	(963.9)	(241.0)	20.4	620.0	1,299.7		(2,064.8)	646.7
Average equity, excluding AOCI	11,329.1	11,918.8	12,013.9	11,882.9	11,797.7		10,803.0	11,898.2
Average goodwill	3,096.4	3,054.9	3,013.5	3,013.5	3,016.5		3,196.4	3,014.5
Average equity, excluding AOCI and goodwill	$8,232.7	8,863.9	9,000.4	8,869.4	$8,781.2		$7,606.6	$8,883.7

Restructuring Charges, After-Tax	$0.4	$0.2	$0.0	$0.0	$0.0		$22.3	$0.0

Common Shares Outstanding
Average for the period - basic	301.8	301.9	302.2	304.5	316.7		272.7	307.9
Average for the period - diluted	310.0	311.6	312.1	314.6	325.7		276.9	317.5
End-of-period - diluted	311.8	311.8	313.0	325.9	324.3		311.8	324.3

Earnings (Loss) Per Common Share - Diluted
Income (loss) from operations (6)	$0.84	$0.90	$0.83	$0.86	$0.63		$2.27	$2.31
Net income (loss) (6)	0.44	0.27	0.85	0.33	0.75		(2.21)	1.94
Restructuring charges	(0.00)	(0.00)	(0.00)	(0.00)	(0.00)		0.08	(0.00)

Stockholders' Equity Per Common Share
Stockholders' equity, including AOCI (7)	$35.91	$36.02	$38.19	$39.89	$42.78		$35.91	$42.78
Stockholders' equity, excluding AOCI (7)	36.64	36.89	37.19	36.93	37.54		36.64	37.54
Dividends declared (common stock)	0.010	0.010	0.010	0.010	0.010		0.030	0.030

Return on Equity, Excluding AOCI
Net income (loss) with average equity including goodwill	5.4%	3.4%	9.4%	8.6%	8.3%		-7.2%	8.8%
Income (loss) from operations with average equity including goodwill	9.7%	10.0%	9.2%	9.8%	7.0%		8.0%	8.7%
Income (loss) from operations with average equity excluding goodwill	13.4%	13.4%	12.3%	13.1%	9.4%		11.3%	11.6%

Market Value of Common Shares
Highest price	$27.82	$28.10	$30.74	$33.55	$26.83		$27.82	$33.55
Lowest price	14.34	21.99	22.52	23.86	20.65		4.90	20.65
Closing price	25.91	24.88	30.70	24.29	23.92		25.91	23.92

(1)	See page 6 for detail.
(2)	We use our prevailing corporate federal income tax rate of 35% while taking into account any permanent differences for events recognized differently in our financial statements and federal income tax returns when reconciling our non-GAAP measures to the most comparable GAAP measure.
(3)	Includes discontinued operations and the loss on disposal. See Discontinued Operations on page 28 for details.
(4)	The numerator used in the calculation of our diluted EPS is adjusted down for the removal of the favorable mark-to-market adjustment for deferred units of LNC stock in our non-director deferred compensation plans if the effect of equity classification would be more dilutive to our diluted EPS.
(5)	Relates to outstanding stock options under the Delaware Investments U.S. Inc. stock option incentive plan.
(6)	In those periods with a loss from continuing operations, shares used in the earnings per share calculation represent basic shares, since using diluted shares would have been anti-dilutive. This same concept applies to our income from operations as well.
(7)	These computations exclude Series B preferred stock balances as it is non-convertible.

9/30/2010					PAGE 6
Details Underlying Realized Gain (Loss), After-DAC and Benefit Ratio Unlocking
Unaudited (millions of dollars)

	For the Three Months Ended						For the Nine Months Ended
	Sept.	Dec.	March	June	Sept.	%	Sept.	Sept.	%
	2009	2009	2010	2010	2010	Change	2009	2010	Change
Components of Operating Realized Gain (Loss)
Indexed annuity net derivatives results (1)	$0.3	$-	$0.4	$(0.7)	$0.7	133.3%	$0.3	$0.4	33.3%
GLB (2)	14.7	15.8	15.0	16.3	17.5	19.0%	37.9	48.8	28.8%
Total operating realized gain (loss), pre-tax	15.0	15.8	15.4	15.6	18.2	21.3%	38.2	49.2	28.8%
Federal income tax expense (benefit) (3)	5.2	5.5	5.3	5.6	6.3	21.2%	13.4	17.2	28.4%
Total operating realized gain (loss), after-tax	$9.8	$10.3	$10.1	$10.0	$11.9	21.4%	$24.8	$32.0	29.0%

Components of Excluded Realized Gain (Loss)
Realized gain (loss) related to certain investments (4)	$(123.5)	$(126.6)	$(55.0)	$(5.1)	$(26.1)	78.9%	$(411.4)	$(86.2)	79.0%
Gain (loss) on certain derivative instruments, including those associated with our consolidated VIEs, and trading securities (5)	58.4	(14.0)	12.6	(45.8)	105.6	80.8%	50.2	72.4	44.2%
GLB net derivatives results (6)	(227.9)	2.8	11.9	10.8	(7.7)	96.6%	(503.8)	15.0	103.0%
GDB derivatives results (7)	(84.2)	(21.7)	(13.0)	25.7	(45.8)	45.6%	(179.2)	(33.1)	81.5%
Indexed annuity forward-starting option (8)	(3.9)	2.9	2.6	3.3	(0.5)	87.2%	-	5.4	NM
Gain (loss) on sale of subsidiaries/businesses	-	-	-	-	-	NM	1.0	-	-100.0%
Total excluded realized gain (loss), pre-tax	(381.1)	(156.6)	(40.9)	(11.1)	25.5	106.7%	(1,043.2)	(26.5)	97.5%
Federal income tax expense (benefit) (3)	(132.8)	(58.3)	(14.4)	(3.8)	9.0	106.8%	(361.6)	(9.2)	97.5%
Total excluded realized gain (loss), after-tax	$(248.3)	$(98.3)	$(26.5)	$(7.3)	$16.5	106.6%	$(681.6)	$(17.3)	97.5%

Components of GLB Net Derivatives Results
Net valuation premium, net of reinsurance	$31.2	$34.8	$25.8	$27.7	$29.8	-4.5%	$80.8	$83.3	3.1%
Change in reserves hedged:
Unlocking	(25.7)	(240.8)	-	-	14.7	157.2%	(25.7)	14.7	157.2%
Other	208.9	644.6	190.0	(1,402.0)	218.3	4.5%	2,419.7	(993.7)	NM
Change in market value of derivative assets	(241.1)	(548.9)	(198.0)	1,248.5	(214.3)	11.1%	(2,385.3)	836.2	135.1%
Hedge program effectiveness (ineffectiveness)	(57.9)	(145.1)	(8.0)	(153.5)	18.7	132.3%	8.7	(142.8)	NM
Change in reserves not hedged (NPR component)	(212.0)	54.1	(0.9)	151.0	(40.7)	80.8%	(600.3)	109.4	118.2%
Change in derivative assets not hedged (NPR component)	5.0	4.7	(1.0)	(8.1)	3.8	-24.0%	10.0	(5.3)	NM
Associated amortization expense of DAC, VOBA,DSI and DFEL:
Unlocking	(76.5)	43.5	4.7	5.2	(21.9)	71.4%	(219.7)	(12.0)	94.5%
Other amortization	82.3	10.8	(8.7)	(11.5)	2.6	-96.8%	216.7	(17.6)	NM
GLB net derivatives results, pre-tax	$(227.9)	$2.8	$11.9	$10.8	$(7.7)	96.6%	$(503.8)	$15.0	103.0%

Components of Benefit Ratio Unlocking (3)
GLB benefit ratio unlocking, after-tax	$3.6	$1.1	$0.6	$(3.0)	$2.8	-22.2%	$6.7	$0.4	-94.0%
GDB benefit ratio unlocking, after-tax	48.7	6.5	4.9	(27.9)	22.3	-54.2%	74.6	(0.7)	NM
Total benefit ratio unlocking, after-tax	$52.3	$7.6	$5.5	$(30.9)	$25.1	-52.0%	$81.3	$(0.3)	NM

GDB Benefit Ratio Unlocking, Net of Derivative Results (3)
GDB benefit ratio unlocking, after-tax	$48.7	$6.5	$4.9	$(27.9)	$22.3	-54.2%	$74.6	$(0.7)	NM
GDB derivatives results, after-tax	(55.6)	(10.5)	(8.4)	16.6	(29.7)	46.6%	(120.0)	(21.5)	82.1%
GDB benefit ratio unlocking, net of derivative results, after-tax	$(6.9)	$(4.0)	$(3.5)	$(11.3)	$(7.4)	-7.2%	$(45.4)	$(22.2)	51.1%

(1)	Represents the net difference between the change in the fair value of the S&P 500 Index® call options that we hold and the change in the fair value of the embedded derivative liabilities of our indexed annuity products. The change in the fair value of the liability for the embedded derivative represents the amount that is credited to the indexed annuity contract.
(2)	Represents the "risk/profit margin" portion of the attributed GLB rider fees. We have certain GLB variable annuity riders with GWB and GIB features that are embedded derivatives. We attribute to the embedded derivative the portion of total fees collected from the contract holder that relates to the GLB riders
(the “attributed fees”). These attributed fees represent the present value of future claims expected to be paid for the GLB at the inception of the contract (the “net valuation premium”) plus a margin that a theoretical market participant would include for risk/profit (the “risk/profit margin”). We include the net valuation premium of the GLB attributed rider fees in excluded realized gain (loss). For our Retirement Solutions – Annuities and Retirement Solutions – Defined Contribution
segments, the total fees collected from the contract holders in excess of the GLB attributed fees are reported in insurance fees.
(3)	We use our prevailing corporate federal income tax rate of 35% while taking into account any permanent differences for events recognized differently in our financial statements and federal income tax returns when reconciling our non-GAAP measures to the most comparable GAAP measure.
(4)	See page 30 for detail.
(5)	Represents changes in the fair values of certain derivative investments (including the credit default swaps and contingent forwards associated with consolidated
VIEs), total return swaps (embedded derivatives that are theoretically included in our various modified coinsurance and coinsurance with funds withheld reinsurance arrangements that have contractual returns related to various assets and liabilities associated with these arrangements) and trading securities.
(6)	Represents the net valuation premium, the change in the fair value of the embedded derivative liabilities of our GLB products, the change in the fair value of the derivative instruments we own to hedge the embedded derivative, the cost of purchasing the derivative instruments, and the associated changes to DAC, VOBA,
DSI, and DFEL.
(7)	Represents the change in the fair value of the derivatives we own to hedge the change in the GDB riders.
(8)	Represents changes in the fair value of embedded derivative liabilities related to index call options we may purchase in the future to hedge contract holder index allocations applicable to future reset periods for our indexed annuity products.

9/30/2010									PAGE 7
Consolidated Statements of Income (Loss)
Unaudited (in millions)

	For the Three Months Ended						For the Nine Months Ended
	Sept.	Dec.	March	June	Sept.	%	Sept.	Sept.	%
	2009	2009	2010	2010	2010	Change	2009	2010	Change
Revenues
Insurance premiums	$490.4	$523.8	$531.8	$551.4	$537.7	9.6%	$1,540.4	$1,620.9	5.2%
Surrender charges	43.2	40.6	42.7	34.5	32.1	-25.7%	111.8	109.3	-2.2%
Mortality assessments	317.1	317.8	317.9	325.3	319.9	0.9%	981.2	963.1	-1.8%
Expense assessments	405.3	406.9	427.5	433.4	417.5	3.0%	1,064.2	1,278.4	20.1%
Net investment income	1,071.3	1,122.3	1,106.1	1,119.8	1,132.3	5.7%	3,055.2	3,358.2	9.9%
Realized gain (loss):
Total other-than-temporary impairment losses on securities	(147.5)	(88.7)	(75.9)	(11.6)	(98.5)	33.2%	(578.2)	(186.0)	67.8%
Portion of loss recognized in other comprehensive income	67.8	15.4	23.5	-	53.0	-21.8%	259.4	76.5	-70.5%
Net other-than-temporary impairment losses on securities recognized in earnings	(79.7)	(73.3)	(52.4)	(11.6)	(45.5)	42.9%	(318.8)	(109.5)	65.7%
Realized gain (loss), excluding other-than-temporary impairment losses on securities	(286.4)	(67.5)	26.9	16.1	89.2	115.3%	(686.2)	132.2	119.3%
Total realized gain (loss) (1)	(366.1)	(140.8)	(25.5)	4.5	43.7	111.9%	(1,005.0)	22.7	102.3%
Amortization of deferred gains on business sold through reinsurance	18.4	20.3	18.9	18.6	18.8	2.2%	55.7	56.3	1.1%
Other revenues and fees	102.3	111.5	108.0	117.0	110.8	8.3%	292.9	335.8	14.6%
Total Revenues	2,081.9	2,402.4	2,527.4	2,604.5	2,612.8	25.5%	6,096.4	7,744.7	27.0%
Benefits and Expenses
Interest credited	614.2	614.9	617.7	613.0	621.8	1.2%	1,848.0	1,852.5	0.2%
Benefits	577.2	763.9	779.2	839.2	925.0	60.3%	2,071.9	2,543.4	22.8%
Underwriting, acquisition, insurance and other expenses	761.4	694.6	713.7	753.1	688.5	-9.6%	2,099.4	2,155.3	2.7%
Interest and debt expense	68.0	68.1	68.1	69.0	74.5	9.6%	129.3	211.6	63.7%
Impairment of intangibles	(1.4)	127.8	-	-	-	100.0%	601.7	-	-100.0%
Total Benefits and Expenses	2,019.4	2,269.3	2,178.7	2,274.3	2,309.8	14.4%	6,750.3	6,762.8	0.2%
Income (loss) from continuing operations before taxes	62.5	133.1	348.7	330.2	303.0	NM	(653.9)	981.9	250.2%
Federal income tax expense (benefit)	(18.8)	34.9	93.2	77.7	55.2	NM	(141.0)	226.1	260.4%
Income (Loss) from Continuing Operations	81.3	98.2	255.5	252.5	247.8	204.8%	(512.9)	755.8	247.4%
Income (loss) from discontinued operations, net of federal income taxes (2)	72.0	4.1	27.9	2.7	(1.7)	NM	(74.1)	28.9	139.0%
Net Income (Loss)	153.3	102.3	283.4	255.2	246.1	60.5%	(587.0)	784.7	233.7%
Preferred stock dividends and accretion of discount	(16.3)	(18.2)	(18.4)	(18.3)	-	100.0%	(16.3)	(36.7)	NM
Write-off of unamortized discount on preferred stock at liquidation	-	-	-	(130.6)	-	NM	-	(130.6)	NM
Adjustment for deferred units of LNC stock in our non-director deferred compensation plans (3)	-	-	-	(1.9)	(1.0)	NM	-	(2.9)	NM
Minority interest adjustment (4)	-	-	-	-	-	NM	(0.1)	-	100.0%
Net Income (Loss) Available to Common Stockholders - Diluted	$137.0	$84.1	$265.0	$104.4	$245.1	78.9%	$(603.4)	$614.5	150.7%

Earnings (Loss) Per Common Share (Diluted) (5)
Income (loss) from continuing operations	$0.21	$0.26	$0.76	$0.32	$0.76	263.0%	$(1.94)	$1.85	195.4%
Income (loss) from discontinued operations, net of federal income taxes (2)	0.23	0.01	0.09	0.01	(0.01)	NM	(0.27)	0.09	133.5%
Net Income (Loss)	$0.44	$0.27	$0.85	$0.33	$0.75	70.5%	$(2.21)	$1.94	187.8%

(1)	See page 6 for detail.
(2)	Contains discontinued operations and the loss on disposition. See Discontinued Operations on page 28 for additional details.
(3)	The numerator used in the calculation of our diluted EPS is adjusted down for the removal of the favorable mark-to-market adjustment for deferred units of LNC stock in our non-director deferred compensation plans if the effect of equity classification would be more dilutive to our diluted EPS.
(4)	Relates to outstanding stock options under the Delaware Investments U.S. Inc. stock option incentive plan.
(5)	In those periods with a loss from continuing operations, shares used in the earnings per share calculation represent basic shares, since using diluted shares would have been anti-dilutive.

9/30/2010				PAGE 8
Consolidated Roll Forwards of DAC, VOBA, DSI and DFEL
Unaudited (in millions)

	For the Three Months Ended					For the Nine Months Ended
	Sept.	Dec.	March	June	Sept.	Sept.	Sept.
DAC and VOBA	2009	2009	2010	2010	2010	2009	2010
Balance as of beginning-of-period	$10,455.9	$9,182.3	$9,509.6	$9,195.1	$8,534.5	$11,403.3	$9,509.6
Business sold through reinsurance	-	-	-	-	-	(292.9)	-
Deferrals	422.5	460.0	385.1	401.2	412.1	1,191.4	1,198.4
Amortization, net of interest:
Unlocking	(39.9)	12.7	43.3	21.7	62.8	(73.0)	127.8
Amortization, net of interest, excluding unlocking	(271.5)	(273.6)	(301.4)	(318.6)	(257.1)	(707.7)	(877.1)
Deferrals, net of amortization included in operating underwriting, acquisition, insurance and other expenses	111.1	199.1	127.0	104.3	217.8	410.7	449.1
Amortization, net of interest, associated with benefit ratio unlocking	(12.1)	(1.1)	(1.8)	7.7	(5.8)	(9.6)	0.1
Adjustment related to realized (gains) losses	31.2	82.1	(8.6)	(26.6)	4.8	108.5	(30.4)
Adjustment related to unrealized (gains) losses	(1,403.8)	47.2	(431.1)	(746.0)	(832.8)	(2,437.7)	(2,009.9)
Balance as of End-of-Period	$9,182.3	$9,509.6	$9,195.1	$8,534.5	$7,918.5	$9,182.3	$7,918.5

DSI
Balance as of beginning-of-period	$289.1	$305.0	$323.3	$299.4	$288.6	$262.7	$323.3
Deferrals	20.1	21.1	19.5	17.7	16.2	55.2	53.4
Amortization, net of interest:
Unlocking	3.6	2.5	2.1	2.2	3.5	1.7	7.8
Amortization, net of interest, excluding unlocking	(10.2)	(6.3)	(15.0)	(14.2)	(13.9)	(25.0)	(43.1)
Deferrals, net of amortization included in operating insurance benefits or interest credited	13.5	17.3	6.6	5.7	5.8	31.9	18.1
Amortization, net of interest, associated with benefit ratio unlocking	(1.1)	(0.1)	(0.2)	1.0	(0.9)	(0.3)	(0.1)
Adjustment related to realized (gains) losses	3.1	2.0	(1.9)	(2.6)	(3.9)	10.8	(8.4)
Adjustment related to unrealized (gains) losses	0.4	(0.9)	(28.4)	(14.9)	(20.9)	(0.1)	(64.2)
Balance as of End-of-Period	$305.0	$323.3	$299.4	$288.6	$268.7	$305.0	$268.7

DFEL
Balance as of beginning-of-period	$1,160.8	$1,220.3	$1,337.6	$1,345.3	$1,307.8	$1,019.4	$1,337.6
Business sold through reinsurance	-	-	-	-	-	(11.0)	-
Deferrals	124.0	151.6	135.2	134.1	141.4	344.0	410.7
Amortization, net of interest:
Unlocking	(30.7)	(2.0)	(7.0)	(7.8)	9.8	(36.4)	(5.0)
Amortization, net of interest, excluding unlocking	(36.6)	(34.4)	(44.0)	(47.5)	(35.2)	(98.2)	(126.7)
Deferrals, net of amortization included in operating expense assessments	56.7	115.2	84.2	78.8	116.0	209.4	279.0
Amortization, net of interest, associated with benefit ratio unlocking	(0.2)	-	(0.3)	1.6	(0.7)	4.2	0.6
Adjustment related to realized gains (losses)	2.2	2.8	(1.3)	(2.8)	0.2	(3.6)	(3.9)
Adjustment related to unrealized gains (losses)	0.8	(0.7)	(74.9)	(115.1)	(121.6)	1.9	(311.6)
Balance as of End-of-Period	$1,220.3	$1,337.6	$1,345.3	$1,307.8	$1,301.7	$1,220.3	$1,301.7

9/30/2010						PAGE 9
Consolidating Statements of Income (Loss) From Operations
For the Quarter Ended September 30, 2010
Unaudited (in millions)

	Retirement Solutions		Insurance Solutions
		Defined	Life	Group	Other
	Annuities	Contribution	Insurance	Protection	Operations (1)	Consolidated
Operating Revenues
Insurance premiums	$15.7	$-	$107.5	$414.5	$0.1	$537.8
Surrender charges	9.0	0.7	22.5	-	-	32.2
Mortality assessments	-	-	319.9	-	-	319.9
Expense assessments	259.9	47.4	109.0	-	-	416.3
Net investment income	281.9	191.9	542.8	35.0	80.7	1,132.3
Operating realized gain (loss) (2)	18.1	0.1	-	-	-	18.2
Amortization of deferred gain on business sold through reinsurance	-	-	-	-	18.1	18.1
Other revenues and fees	75.7	4.5	6.2	2.0	22.7	111.1
Total Operating Revenues	660.3	244.6	1,107.9	451.5	121.6	2,585.9
Operating Expenses
Interest credited	183.5	110.2	299.5	-	27.8	621.0
Benefits	43.0	(0.1)	561.0	330.4	35.2	969.5
Underwriting, acquisition, insurance and other expenses	297.5	65.5	167.6	106.4	45.6	682.6
Interest and debt expense	-	-	-	-	74.5	74.5
Total Operating Expenses	524.0	175.6	1,028.1	436.8	183.1	2,347.6
Income (loss) from operations before federal income taxes	136.3	69.0	79.8	14.7	(61.5)	238.3
Federal income tax expense (benefit)	10.2	19.1	19.9	5.2	(21.8)	32.6
Income (Loss) from Operations	$126.1	$49.9	$59.9	$9.5	$(39.7)	$205.7

(1)	Includes inter-segment eliminations.
(2)	For detail, see pages 15 and 20.

9/30/2010						PAGE 10
Consolidating Statements of Income (Loss) From Operations
For the Quarter Ended September 30, 2009
Unaudited (in millions)

	Retirement Solutions		Insurance Solutions
		Defined	Life	Group	Other
	Annuities	Contribution	Insurance	Protection	Operations (1)	Consolidated
Operating Revenues
Insurance premiums	$17.3	$-	$93.5	$379.5	$0.1	$490.4
Surrender charges	9.0	1.3	32.8	-	-	43.1
Mortality assessments	-	-	317.1	0.1	-	317.2
Expense assessments	214.3	46.5	144.1	-	-	404.9
Net investment income	271.5	189.8	495.3	33.5	81.1	1,071.2
Operating realized gain (loss) (2)	14.9	0.1	-	-	-	15.0
Amortization of deferred gain on business sold through reinsurance	-	-	(0.7)	-	18.3	17.6
Other revenues and fees	71.2	2.9	7.4	1.5	19.7	102.7
Total Operating Revenues	598.2	240.6	1,089.5	414.6	119.2	2,462.1
Operating Expenses
Interest credited	175.9	110.9	292.9	0.5	32.9	613.1
Benefits	51.5	(0.3)	320.7	261.6	36.0	669.5
Underwriting, acquisition, insurance and other expenses	258.8	70.6	284.3	99.3	36.3	749.3
Interest and debt expense	-	-	-	-	68.0	68.0
Total Operating Expenses	486.2	181.2	897.9	361.4	173.2	2,099.9
Income (loss) from operations before federal income taxes	112.0	59.4	191.6	53.2	(54.0)	362.2
Federal income tax expense (benefit)	17.5	16.8	55.1	18.7	(21.4)	86.7
Income (Loss) from Operations	$94.5	$42.6	$136.5	$34.5	$(32.6)	$275.5

(1)	Includes inter-segment eliminations.
(2)	For detail, see pages 15 and 20.

9/30/2010						PAGE 11
Consolidating Statements of Income (Loss) From Operations
For the Nine Months Ended September 30, 2010
Unaudited (in millions)

	Retirement Solutions		Insurance Solutions
		Defined	Life	Group	Other
	Annuities	Contribution	Insurance	Protection	Operations (1)	Consolidated
Operating Revenues
Insurance premiums	$35.4	$-	$327.3	$1,258.1	$0.1	$1,620.9
Surrender charges	29.5	2.5	77.4	-	-	109.4
Mortality assessments	-	-	963.1	-	-	963.1
Expense assessments	769.2	145.2	363.6	-		1,278.0
Net investment income	824.2	569.3	1,617.9	102.9	243.9	3,358.2
Operating realized gain (loss) (2)	48.9	0.3	-	-	-	49.2
Amortization of deferred gain on business sold through reinsurance	-	-	-	-	54.3	54.3
Other revenues and fees	227.6	13.1	22.9	5.8	67.3	336.7
Total Operating Revenues	1,934.8	730.4	3,372.2	1,366.8	365.6	7,769.8
Operating Expenses
Interest credited	536.6	330.6	895.2	0.6	89.5	1,852.5
Benefits	127.5	2.0	1,334.1	975.2	104.6	2,543.4
Underwriting, acquisition, insurance and other expenses	839.3	228.5	639.9	308.8	138.9	2,155.4
Interest and debt expense	-	-	-	-	211.6	211.6
Total Operating Expenses	1,503.4	561.1	2,869.2	1,284.6	544.6	6,762.9
Income (loss) from operations before federal income taxes	431.4	169.3	503.0	82.2	(179.0)	1,006.9
Federal income tax expense (benefit)	70.2	47.5	155.2	28.6	(66.6)	234.9
Income (Loss) from Operations	$361.2	$121.8	$347.8	$53.6	$(112.4)	$772.0

(1)	Includes inter-segment eliminations.
(2)	For detail, see pages 15 and 20.

9/30/2010						PAGE 12
Consolidating Statements of Income (Loss) From Operations
For the Nine Months Ended September 30, 2009
Unaudited (in millions)

	Retirement Solutions		Insurance Solutions
		Defined	Life	Group	Other
	Annuities	Contribution	Insurance	Protection	Operations (1)	Consolidated
Operating Revenues
Insurance premiums	$76.9	$-	$277.3	$1,182.6	$3.6	$1,540.4
Surrender charges	27.1	3.6	81.1	-	-	111.8
Mortality assessments	-	-	981.2	0.1	-	981.3
Expense assessments	574.1	129.5	363.6	-	-	1,067.2
Net investment income	755.8	540.9	1,446.3	91.7	220.6	3,055.3
Operating realized gain (loss) (2)	38.0	0.2	-	-	-	38.2
Amortization of deferred gain on business sold through reinsurance	-	-	(1.4)	-	55.1	53.7
Other revenues and fees	200.5	8.4	20.8	4.5	59.7	293.9
Total Operating Revenues	1,672.4	682.6	3,168.9	1,278.9	339.0	7,141.8
Operating Expenses
Interest credited	510.0	334.4	886.5	1.6	115.2	1,847.7
Benefits	194.3	(3.0)	999.4	836.3	178.7	2,205.7
Underwriting, acquisition, insurance and other expenses	716.9	217.1	701.0	296.6	158.0	2,089.6
Interest and debt expense	-	-	-	-	193.6	193.6
Total Operating Expenses	1,421.2	548.5	2,586.9	1,134.5	645.5	6,336.6
Income (loss) from operations before federal income taxes	251.2	134.1	582.0	144.4	(306.5)	805.2
Federal income tax expense (benefit)	17.5	34.0	170.4	50.6	(113.1)	159.4
Income (Loss) from Operations	$233.7	$100.1	$411.6	$93.8	$(193.4)	$645.8

(1)	Includes inter-segment eliminations.
(2)	For detail, see pages 15 and 20.

9/30/2010					PAGE 13
Consolidated Balance Sheets and Selected Share Data
Unaudited (millions of dollars)

	As of
	Sept.	Dec.	March	June	Sept.
	2009	2009	2010	2010	2010
ASSETS
Investments:
Corporate bonds	$45,846.3	$45,380.5	$47,284.8	$50,245.6	$52,907.1
U.S. Government bonds	221.7	194.2	198.3	209.0	218.1
Foreign government bonds	492.9	504.9	456.1	472.3	525.4
Mortgage-backed securities	10,946.9	11,103.3	11,365.4	11,605.9	11,493.7
Asset-backed securities	458.3	479.8	161.4	157.4	161.0
State and municipal bonds	1,464.9	1,967.6	2,198.1	2,539.9	2,961.3
Hybrid and redeemable preferred securities	1,235.2	1,188.0	1,216.7	1,160.9	1,448.7
VIEs' fixed maturity securities	-	-	579.5	581.4	585.3
Equity securities	283.0	278.4	310.0	245.9	205.3
Total available-for-sale securities	60,949.2	61,096.7	63,770.3	67,218.3	70,505.9
Trading securities	2,547.9	2,504.6	2,532.5	2,607.6	2,710.9
Mortgage loans on real estate	7,276.7	7,177.8	7,012.5	6,881.6	6,798.8
Real estate	154.3	173.8	200.6	218.2	218.9
Policy loans	2,893.0	2,897.8	2,902.8	2,901.8	2,879.1
Derivative investments	1,282.0	1,010.1	992.4	1,988.9	1,903.9
Other investments	1,079.6	1,057.2	1,046.4	1,136.8	1,096.5
Total investments	76,182.7	75,918.0	78,457.5	82,953.2	86,114.0
Cash and invested cash	3,159.0	4,024.7	3,444.7	3,699.6	3,546.7
DAC and VOBA	9,182.3	9,509.6	9,195.1	8,534.5	7,918.5
Premiums and fees receivable	323.4	320.9	397.4	316.6	308.2
Accrued investment income	943.2	889.2	940.0	945.4	988.7
Reinsurance recoverables	7,664.1	6,425.9	6,520.1	6,659.6	6,667.8
Goodwill	3,096.4	3,013.5	3,013.5	3,013.5	3,019.4
Other assets	10,827.1	3,831.4	3,223.9	3,162.8	3,350.9
Separate account assets	70,111.0	73,500.1	76,429.2	70,844.1	78,575.7
Total Assets	$181,489.2	$177,433.3	$181,621.4	$180,129.3	$190,489.9
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities
Future contract benefits	$16,576.3	$15,957.9	$16,015.9	$17,477.5	$17,295.4
Other contract holder funds	63,350.2	64,148.0	64,706.3	65,462.6	66,902.9
Short-term debt	400.2	349.9	101.2	99.4	101.0
Long-term debt	4,788.6	5,050.4	5,060.3	5,864.7	5,943.2
Reinsurance related embedded derivatives	39.1	30.5	46.6	92.4	132.0
Funds withheld reinsurance liabilities	1,219.8	1,260.6	1,216.4	1,196.2	1,135.6
Deferred gain on indemnity reinsurance	510.8	543.4	524.7	505.9	487.1
Payables for collateral on investments	2,239.8	1,906.7	1,827.7	2,376.2	2,567.0
VIEs' liabilities	-	-	142.0	187.5	156.5
Other liabilities	10,597.9	2,985.6	3,182.6	3,385.5	3,636.0
Separate account liabilities	70,111.0	73,500.1	76,429.2	70,844.1	78,575.7
Total liabilities	169,833.7	165,733.1	169,252.9	167,492.0	176,932.4
Stockholders' Equity
Series A preferred stock	0.4	0.4	0.4	0.4	0.4
Series B preferred stock	799.9	806.3	812.8	-	-
Common stock	7,841.7	7,839.9	7,845.3	8,188.2	8,141.9
Retained earnings	3,234.0	3,315.0	3,407.8	3,510.8	3,753.7

Net unrealized gain (loss) on available-for-sale securities	126.8	49.4	600.6	1,267.2	2,060.1
Unrealized other-than-temporary impairment on available-for-sale securities	(121.8)	(115.1)	(113.9)	(110.4)	(131.7)
AOCI:
Net unrealized gain (loss) on derivative instruments	10.8	11.4	21.0	(13.9)	(60.5)
Foreign currency translation adjustment	68.2	2.9	1.7	1.5	2.4
Funded status of employee benefit plans	(304.5)	(210.0)	(207.2)	(206.5)	(208.8)
Total accumulated other comprehensive income (loss)	(220.5)	(261.4)	302.2	937.9	1,661.5
Total stockholders' equity	11,655.5	11,700.2	12,368.5	12,637.3	13,557.5
Total Liabilities and Stockholders' Equity	$181,489.2	$177,433.3	$181,621.4	$180,129.3	$190,489.9

Share Data Per Common Share
Stockholders' equity per share (1)	$35.91	$36.02	$38.19	$39.89	$42.78
Book value, excluding AOCI (1)	36.64	36.89	37.19	36.93	37.54
Common shares outstanding - assuming conversion of Series A preferred shares (in millions)	302.3	302.4	302.6	316.8	316.9

(1)	These computations exclude Series B preferred stock balances as it is non-convertible.

9/30/2010						PAGE 14
Balance Sheet Data - Segment Highlights
Unaudited (in millions)

	Retirement Solutions		Insurance Solutions
As of September 30, 2010		Defined	Life	Group	Other
	Annuities	Contribution	Insurance	Protection	Operations (1)	Consolidated
Assets
Allocated investments and cash and invested cash (2)	$25,346.0	$14,253.7	$38,678.6	$2,614.4	$8,768.0	$89,660.7
DAC and VOBA	1,934.2	277.4	5,538.6	168.3	-	7,918.5
Goodwill	439.8	20.2	2,188.5	274.3	96.6	3,019.4
DSI and other intangibles	266.7	3.9	82.0	-	118.0	470.6
Reinsurance recoverables	570.2	-	2,031.1	43.2	4,023.3	6,667.8
Separate account assets	60,057.8	12,947.0	5,390.5	-	180.4	78,575.7

Liabilities and Capital
Future contract benefits	2,290.6	5.7	7,531.0	1,564.1	5,904.0	17,295.4
Other contract holder funds	20,750.9	12,728.4	31,669.7	225.6	1,528.3	66,902.9

Allocated capital (3)	2,910.0	1,019.0	8,421.9	1,146.0	(1,600.9)	11,896.0

As of December 31, 2009

Assets
Allocated investments and cash and invested cash (2)	$21,113.4	$13,053.4	$35,072.6	$2,296.1	$8,407.2	$79,942.7
DAC and VOBA	2,381.0	537.7	6,427.9	159.5	3.5	9,509.6
Goodwill	439.8	20.2	2,188.5	274.3	90.7	3,013.5
DSI and other intangibles	320.6	4.6	85.0	-	118.2	528.4
Reinsurance recoverables	531.8	-	1,870.8	39.9	3,983.4	6,425.9
Separate accounts assets	55,286.9	12,949.6	5,088.3	-	175.3	73,500.1

Liabilities and Capital
Future contract benefits	1,439.0	2.6	7,105.3	1,446.3	5,964.7	15,957.9
Other contract holder funds	19,565.6	12,239.8	30,616.8	193.1	1,532.6	64,147.9

Allocated capital (3)	2,785.0	1,070.6	8,144.1	1,065.1	(1,103.2)	11,961.6

(1)	Includes inter-segment eliminations.
(2)	Includes inter-segment cash management balances our segments utilize to borrow money to meet their short-term needs and also to invest short-term funds with other segments. These balances eliminate in consolidation.
(3)	Allocated capital is based on internal economic capital models plus certain other items (principally intangibles, including DAC and VOBA, goodwill and other items).

9/30/2010

Retirement Solutions - Annuities
Income (Loss) from Operations and Operational Data
Unaudited (millions of dollars)

	For the Three Months Ended						For the Nine Months Ended
	Sept.	Dec.	March	June	Sept.	%	Sept.	Sept.	%
	2009	2009	2010	2010	2010	Change	2009	2010	Change
Operating Revenues
Insurance premiums (1)	$17.3	$11.9	$9.9	$9.8	$15.7	-9.2%	$76.9	$35.4	-54.0%
Surrender charges	9.0	9.3	10.9	9.6	9.0	0.0%	27.1	29.5	8.9%
Expense assessments	214.3	230.1	249.2	260.1	259.9	21.3%	574.1	769.2	34.0%
Net investment income	271.5	281.2	270.8	271.5	281.9	3.8%	755.8	824.2	9.1%
Operating realized gain (loss) (2)	14.9	15.8	15.3	15.5	18.1	21.5%	38.0	48.9	28.7%
Other revenues and fees (3)	71.2	80.6	73.8	78.1	75.7	6.3%	200.5	227.6	13.5%
Total Operating Revenues	598.2	628.9	629.9	644.6	660.3	10.4%	1,672.4	1,934.8	15.7%
Operating Expenses
Interest credited	175.9	172.5	176.2	176.9	183.5	4.3%	510.0	536.6	5.2%
Benefits (1)	51.5	47.5	43.8	40.7	43.0	-16.5%	194.3	127.5	-34.4%
Underwriting, acquisition, insurance and other expenses	258.8	266.0	259.8	282.0	297.5	15.0%	716.9	839.3	17.1%
Total Operating Expenses	486.2	486.0	479.8	499.6	524.0	7.8%	1,421.2	1,503.4	5.8%
Income (loss) from operations before federal income taxes	112.0	142.9	150.1	145.0	136.3	21.7%	251.2	431.4	71.7%
Federal income tax expense (benefit)	17.5	23.2	31.4	28.6	10.2	-41.7%	17.5	70.2	NM
Income (Loss) from Operations	$94.5	$119.7	$118.7	$116.4	$126.1	33.4%	$233.7	$361.2	54.6%

Effective Tax Rate	15.6%	16.2%	20.9%	19.7%	7.5%		7.0%	16.3%

Average Stockholders' Equity, Excluding AOCI
Average equity, including goodwill	$2,814.2	$2,785.6	$2,858.3	$2,979.7	$2,968.9		$2,973.2	$2,935.6
Average goodwill	439.8	439.8	439.8	439.8	439.8		539.8	439.8
Average equity, excluding goodwill	$2,374.4	$2,345.8	$2,418.5	$2,539.9	$2,529.1		$2,433.4	$2,495.8

Return on Equity, Excluding AOCI
Including goodwill	13.4%	17.2%	16.6%	15.6%	17.0%		10.5%	16.4%
Excluding goodwill	15.9%	20.4%	19.6%	18.3%	19.9%		12.8%	19.3%

Income (Loss) from Operations - Basis Points on Average Account Values - Annualized	55	65	63	60	65	10	49	63	14

Operating Realized Gain (Loss) (2)
Indexed annuity net derivatives results (4)	$0.4	$-	$0.4	$(0.7)	$0.7	75.0%	$0.3	$0.4	33.3%
GLB (5)	14.5	15.8	14.9	16.2	17.4	20.0%	37.7	48.5	28.6%
Total Operating Realized Gain (Loss)	$14.9	$15.8	$15.3	$15.5	$18.1	21.5%	$38.0	$48.9	28.7%

Underwriting, Acquisition, Insurance and Other Expenses
Commissions	$185.3	$161.1	$150.0	$176.7	$189.1	2.1%	$467.1	$515.8	10.4%
General and administrative expenses	82.5	85.9	78.0	82.3	85.6	3.8%	230.8	245.9	6.5%
Broker-dealer commissions and general and administrative expenses	73.6	81.1	73.6	77.3	77.6	5.4%	206.9	228.5	10.4%
Taxes, licenses and fees	6.3	4.0	9.1	6.1	3.4	-46.0%	18.7	18.6	-0.5%
Total commissions and expenses incurred	347.7	332.1	310.7	342.4	355.7	2.3%	923.5	1,008.8	9.2%
Less: commissions and expenses capitalized	(181.0)	(157.2)	(131.6)	(164.5)	(171.3)	5.4%	(466.7)	(467.4)	-0.1%
Amortization of DAC and VOBA, net of interest	92.1	91.1	80.7	104.1	113.1	22.8%	260.1	297.9	14.5%
Total Underwriting, Acquisition, Insurance and Other Expenses	$258.8	$266.0	$259.8	$282.0	$297.5	15.0%	$716.9	$839.3	17.1%

General and Administrative Expenses - Basis Points on Average Account Values - Annualized (6)	48	47	41	43	44	(4)	49	43	(6)

(1)	Includes our single premium immediate annuities, which have a corresponding offset to benefits for changes in reserves.
(2)	Included in income (loss) from operations.
(3)	Other revenues and fees consists primarily of fees attributable to broker-dealer services that are subject to market volatility.
(4)	See note (1) on page 6 for details.
(5)	See note (2) on page 6 for details.
(6)	Includes distribution costs.

9/30/2010							PAGE 16
Retirement Solutions - Annuities
DAC, VOBA, DSI and DFEL Roll Forwards
Unaudited (millions of dollars)

	For the Three Months Ended					For the Nine Months Ended
	Sept.	Dec.	March	June	Sept.	Sept.	Sept.
DAC and VOBA	2009	2009	2010	2010	2010	2009	2010
Balance as of beginning-of-period	$2,698.1	$2,286.6	$2,381.0	$2,285.0	$2,156.5	$2,976.9	$2,381.0
Deferrals	181.0	157.2	131.6	164.5	171.3	466.7	467.4
Amortization, net of interest:
Unlocking	5.1	16.2	59.4	27.5	16.2	(7.7)	103.1
Amortization, net of interest, excluding unlocking	(97.2)	(107.3)	(140.1)	(131.6)	(129.3)	(252.4)	(401.0)
Deferrals, net of amortization included in operating underwriting, acquisition, insurance and other expenses	88.9	66.1	50.9	60.4	58.2	206.6	169.5
Amortization, net of interest, associated with benefit ratio unlocking	(11.0)	(0.9)	(1.3)	7.2	(5.3)	(8.1)	0.6
Adjustment related to realized (gains) losses	26.2	43.9	(11.5)	(20.1)	(19.2)	30.5	(50.8)
Adjustment related to unrealized (gains) losses	(515.6)	(14.7)	(134.1)	(176.0)	(256.0)	(919.3)	(566.1)
Balance as of End-of-Period	$2,286.6	$2,381.0	$2,285.0	$2,156.5	$1,934.2	$2,286.6	$1,934.2

DSI
Balance as of beginning-of-period	$286.6	$302.4	$320.6	$296.9	$286.3	$260.7	$320.6
Deferrals	20.0	21.0	19.4	17.7	16.1	54.4	53.2
Amortization, net of interest:
Unlocking	3.6	2.6	2.1	2.2	3.5	1.7	7.8
Amortization, net of interest, excluding unlocking	(10.2)	(6.4)	(15.0)	(14.1)	(13.8)	(24.8)	(42.9)
Deferrals, net of amortization included in operating interest credited	13.4	17.2	6.5	5.8	5.8	31.3	18.1
Amortization, net of interest, associated with benefit ratio unlocking	(1.1)	(0.1)	(0.2)	1.0	(0.9)	(0.3)	(0.1)
Adjustment related to realized (gains) losses	3.1	2.0	(1.9)	(2.6)	(3.8)	10.8	(8.3)
Adjustment related to unrealized (gains) losses	0.4	(0.9)	(28.1)	(14.8)	(20.7)	(0.1)	(63.6)
Balance as of End-of-Period	$302.4	$320.6	$296.9	$286.3	$266.7	$302.4	$266.7

DFEL
Balance as of beginning-of-period	$146.5	$162.2	$182.1	$191.0	$201.2	$130.3	$182.1
Deferrals	15.8	17.6	17.0	20.0	18.7	38.7	55.7
Amortization, net of interest:
Unlocking	(2.8)	0.9	1.1	(1.2)	4.0	(5.0)	3.9
Amortization, net of interest, excluding unlocking	1.0	1.8	(5.5)	(5.8)	(5.7)	1.3	(17.0)
Deferrals, net of amortization included in operating expense assessments	14.0	20.3	12.6	13.0	17.0	35.0	42.6
Amortization, net of interest, associated with benefit ratio unlocking	(0.2)	-	(0.3)	1.6	(0.7)	4.2	0.6
Adjustment related to realized gains (losses)	1.8	(0.4)	(1.3)	(2.6)	(5.2)	(7.1)	(9.1)
Adjustment related to unrealized gains (losses)	0.1	-	(2.1)	(1.8)	(2.3)	(0.2)	(6.2)
Balance as of End-of-Period	$162.2	$182.1	$191.0	$201.2	$210.0	$162.2	$210.0

9/30/2010									PAGE 17
Retirement Solutions - Annuities
Account Value Roll Forwards and Information
Unaudited (in billions)

	For the Three Months Ended						For the Nine Months Ended
	Sept.	Dec.	March	June	Sept.	%	Sept.	Sept.	%
	2009	2009	2010	2010	2010	Change	2009	2010	Change
Fixed Annuities (1)
Balance as of beginning-of-period	$18.596	$19.766	$19.940	$20.042	$20.397	9.7%	$17.655	$19.940	12.9%
Gross deposits	2.025	1.195	1.138	1.501	1.774	-12.4%	5.160	4.413	-14.5%
Withdrawals and deaths	(0.501)	(0.523)	(0.486)	(0.456)	(0.485)	3.2%	(1.913)	(1.427)	25.4%
Net flows	1.524	0.672	0.652	1.045	1.289	-15.4%	3.247	2.986	-8.0%
Transfers to variable annuities	(0.610)	(0.726)	(0.772)	(0.801)	(0.882)	-44.6%	(1.750)	(2.455)	-40.3%
Interest credited	0.237	0.207	0.203	0.093	0.255	7.6%	0.560	0.551	-1.6%
Sales inducements deferred	0.019	0.021	0.019	0.018	0.016	-15.8%	0.054	0.053	-1.9%
Balance as of End-of-Period (Gross)	19.766	19.940	20.042	20.397	21.075	6.6%	19.766	21.075	6.6%
Reinsurance ceded	(1.049)	(1.027)	(1.011)	(0.994)	(0.978)	6.8%	(1.049)	(0.978)	6.8%
Balance as of End-of-Period (Net of Ceded)	$18.717	$18.913	$19.031	$19.403	$20.097	7.4%	$18.717	$20.097	7.4%

Variable Annuities (2)
Balance as of beginning-of-period	$45.523	$52.429	$55.368	$57.815	$53.921	18.4%	$40.925	$55.368	35.3%
Gross deposits	1.063	1.266	1.138	1.322	1.204	13.3%	2.741	3.664	33.7%
Withdrawals and deaths	(0.977)	(1.120)	(1.215)	(1.214)	(1.209)	-23.7%	(2.914)	(3.638)	-24.8%
Net flows	0.086	0.146	(0.077)	0.108	(0.005)	NM	(0.173)	0.026	115.0%
Transfers from fixed annuities	0.609	0.726	0.772	0.800	0.882	44.8%	1.749	2.454	40.3%
Investment increase and change in market value	6.211	2.067	1.752	(4.802)	5.334	-14.1%	9.928	2.284	-77.0%
Balance as of End-of-Period	$52.429	$55.368	$57.815	$53.921	$60.132	14.7%	$52.429	$60.132	14.7%

Total Annuities
Balance as of beginning-of-period	$64.119	$72.195	$75.308	$77.857	$74.318	15.9%	$58.580	$75.308	28.6%
Gross deposits	3.088	2.461	2.276	2.823	2.978	-3.6%	7.901	8.077	2.2%
Withdrawals and deaths	(1.478)	(1.643)	(1.701)	(1.670)	(1.694)	-14.6%	(4.827)	(5.065)	-4.9%
Net flows	1.610	0.818	0.575	1.153	1.284	-20.2%	3.074	3.012	-2.0%
Transfers between fixed and variable accounts	(0.001)	-	-	(0.001)	-	100.0%	(0.001)	(0.001)	0.0%
Interest credited and change in market value	6.448	2.274	1.955	(4.709)	5.589	-13.3%	10.488	2.835	-73.0%
Sales inducements deferred	0.019	0.021	0.019	0.018	0.016	-15.8%	0.054	0.053	-1.9%
Balance as of End-of-Period (Gross)	72.195	75.308	77.857	74.318	81.207	12.5%	72.195	81.207	12.5%
Reinsurance ceded	(1.049)	(1.027)	(1.011)	(0.994)	(0.978)	6.8%	(1.049)	(0.978)	6.8%
Balance as of End-of-Period (Net of Ceded)	$71.146	$74.281	$76.846	$73.324	$80.229	12.8%	$71.146	$80.229	12.8%

Variable Annuities Under Agreement - Included Above	$0.082	$0.082	$0.082	$0.071	$0.074	-9.8%	$0.082	$0.074	-9.8%

Incremental Deposits (3)
Fixed annuities	$2.023	$1.194	$1.137	$1.500	$1.772	-12.4%	$5.155	$4.409	-14.5%
Variable annuities	1.059	1.263	1.134	1.319	1.198	13.1%	2.732	3.651	33.6%
Total Incremental Deposits	$3.082	$2.457	$2.271	$2.819	$2.970	-3.6%	$7.887	$8.060	2.2%

(1)	Includes the fixed portion of variable annuities.
(2)	Excludes the fixed portion of variable annuities.
(3)	Represents gross deposits reduced by transfers from other Lincoln products.

9/30/2010									PAGE 18
Retirement Solutions - Annuities
Account Value Information
Unaudited (billions of dollars)

	For the Three Months Ended						For the Nine Months Ended
	Sept.	Dec.	March	June	Sept.	%	Sept.	Sept.	%
	2009	2009	2010	2010	2010	Change	2009	2010	Change
Fixed Annuities, Excluding Fixed Portion of Variable Contracts
Deposits	$0.414	$0.082	$0.087	$0.115	$0.104	-74.9%	$0.896	$0.306	-65.8%
Withdrawals and deaths	(0.283)	(0.299)	(0.264)	(0.243)	(0.256)	9.5%	(1.007)	(0.763)	24.2%
Net flows	$0.131	$(0.217)	$(0.177)	$(0.128)	$(0.152)	NM	$(0.111)	$(0.457)	NM
Gross fixed contract account values	$9.219	$9.102	$9.015	$8.977	$8.915	-3.3%	$9.219	$8.915	-3.3%
Reinsurance ceded	(1.049)	(1.027)	(1.011)	(0.994)	(0.978)	6.8%	(1.049)	(0.978)	6.8%
Net fixed contract account values	$8.170	$8.075	$8.004	$7.983	$7.937	-2.9%	$8.170	$7.937	-2.9%

Indexed Annuities
Deposits	$0.846	$0.318	$0.324	$0.522	$0.854	0.9%	$1.864	$1.700	-8.8%
Withdrawals and deaths	(0.115)	(0.120)	(0.124)	(0.111)	(0.130)	-13.0%	(0.516)	(0.365)	29.3%
Net flows	$0.731	$0.198	$0.200	$0.411	$0.724	-1.0%	$1.348	$1.335	-1.0%

Indexed Annuity Account Values	$6.557	$6.839	$7.131	$7.524	$8.389	27.9%	$6.557	$8.389	27.9%

Fixed Portion of Variable Contracts
Deposits	$0.765	$0.795	$0.727	$0.864	$0.817	6.8%	$2.399	$2.408	0.4%
Withdrawals and deaths	(0.104)	(0.103)	(0.098)	(0.102)	(0.099)	4.8%	(0.390)	(0.299)	23.3%
Net flows	$0.661	$0.692	$0.629	$0.762	$0.718	8.6%	$2.009	$2.109	5.0%

Fixed Portion of Variable Contract Account Values	$3.990	$3.999	$3.896	$3.896	$3.771	-5.5%	$3.990	$3.771	-5.5%

Variable Annuities, Including Fixed Portion of Variable Contracts
Deposits	$1.829	$2.060	$1.865	$2.186	$2.021	10.5%	$5.141	$6.072	18.1%
Withdrawals and deaths	(1.082)	(1.222)	(1.313)	(1.316)	(1.308)	-20.9%	(3.305)	(3.937)	-19.1%
Net flows	$0.747	$0.838	$0.552	$0.870	$0.713	-4.6%	$1.836	$2.135	16.3%

Variable Contract Account Values	$56.419	$59.367	$61.711	$57.817	$63.903	13.3%	$56.419	$63.903	13.3%

Average Daily Variable Annuity Separate Account Values	$49.135	$54.013	$55.809	$56.788	$57.255	16.5%	$44.036	$56.623	28.6%

9/30/2010					PAGE 19
Retirement Solutions - Annuities
Interest Rate Spread Information, GLB Expense Assessments,
GLB Attributed Fee and GLB Account Values by Type
Unaudited (billions of dollars)

	For the Three Months Ended						For the Nine Months Ended
	Sept.	Dec.	March	June	Sept.	%	Sept.	Sept.	%
	2009	2009	2010	2010	2010	Change	2009	2010	Change
						(Basis Point)			(Basis Point)
Interest Rate Spread (1)						Change			Change
Fixed maturity securities, mortgage loans on real estate and other, net of investment expenses (2)	5.68%	5.59%	5.63%	5.47%	5.48%	(20)	5.47%	5.53%	6
Commercial mortgage loan prepayment and bond make whole premiums	0.02%	0.08%	0.02%	0.09%	0.13%	11	0.01%	0.08%	7
Alternative investments	0.01%	0.00%	0.00%	0.00%	0.00%	(1)	0.00%	0.00%	-
Net investment income yield on reserves	5.71%	5.67%	5.65%	5.56%	5.61%	(10)	5.48%	5.61%	13
Interest rate credited to contract holders	3.80%	3.65%	3.52%	3.51%	3.57%	(23)	3.81%	3.53%	(28)
Interest rate spread	1.91%	2.02%	2.13%	2.05%	2.04%	13	1.67%	2.08%	41

Variable Annuity Expense Assessments (in millions) (3)	$265.7	$287.4	$300.8	$314.8	$318.0	19.7%	$714.2	$933.6	30.7%

GLB Expense Assessments (in millions) (4)	$54.7	$58.9	$63.6	$67.6	$71.6	30.9%	$153.2	$202.8	32.4%

Components of Attributed Fees on GLB (in millions)
Attributed fee included in operating revenues and income from operations (5)	$17.5	$18.6	$22.8	$24.0	$25.3	44.6%	$50.6	$72.1	42.5%
Attributed fee excluded from operating revenues and income from operations (6)	34.3	37.9	28.9	30.8	32.8	-4.4%	90.4	92.5	2.3%
Total Attributed Fees on GLB	$51.8	$56.5	$51.7	$54.8	$58.1	12.2%	$141.0	$164.6	16.7%

GLB Account Values by Type
Guaranteed withdrawal benefits (7)	$21.462	$23.500	$25.179	$24.421	$27.760	29.3%	$21.462	$27.760	29.3%
Guaranteed income benefits (8)	8.835	9.333	9.851	9.374	10.470	18.5%	8.835	10.470	18.5%
Total GLB Account Values	$30.297	$32.833	$35.030	$33.795	$38.230	26.2%	$30.297	$38.230	26.2%

(1)	For the annuity products spread, the yield on earning assets is calculated as net investment income on fixed product investment portfolios divided by average invested assets on reserves. We exclude net investment income earned on investments supporting statutory surplus, reverse repurchase agreement interest expense and inter-segment cash management account interest expense from our yield and spread calculations. The average crediting rate is calculated using interest credited before
DSI amortization, plus the immediate annuity reserve change (included within benefits), divided by average fixed account values net of co-insured account values. Fixed account values reinsured under modified co-insurance agreements are included in account values for this calculation since assets (and therefore margin) are retained under these agreements.
(2)	Our yields on net investment income have been lowered due to holding higher cash balances related to our short-term strategy during recent volatile markets. The increased cash and short-term investment balances for the three months ended September 30, 2009, and December 31, 2009, and the nine months ended
September 30, 2009, reduced our yields by approximately 3 bps, 5 bps, and 25 bps, respectively. There was no impact for the three months ended March 31, 2010,
June 30, 2010 and September 30, 2010, or the nine months ended September 30, 2010.
(3)	Comprised of the variable annuity expense assessments included in the expense assessments line item on page 15 and the amounts presented in the components of attributed fees on GLB, as described in note (5) and note (6) and disclosed above.
(4)	Comprised of the GLB expense assessments included in the expense assessments line item on page 15 and the amounts presented in the components of attributed fees on GLB, as described in note (5) and note (6) and disclosed above.
(5)	Includes the risk/profit margin portion of the GLB attributed rider fees in operating realized gain (loss) and the amount reported in expense assessments. See note (2).
on page 6 for further discussion.
(6)	Includes the net valuation premium of the GLB attributed rider fees in excluded realized gain (loss). See note (6) on page 6 for further discussion.
(7)	Guaranteed withdrawal benefits include features that offer the contract holder a guarantee equal to the initial deposit (or contract value, if elected after issue), adjusted for any subsequent purchase payments or withdrawals.
(8)	For our guaranteed income benefits, we offer other product riders allowing variable annuity contract holders access and control during the income distribution phase of their contract. This added flexibility allows the contract holder to access the account value for transfers, additional withdrawals and other service features, such as portfolio rebalancing.

9/30/2010	PAGE 20

Retirement Solutions - Defined Contribution
Income (Loss) from Operations, Operational Data and DAC, VOBA and DSI Roll Forwards
Unaudited (millions of dollars)

	For the Three Months Ended						For the Nine Months Ended
	Sept.	Dec.	March	June	Sept.	%	Sept.	Sept.	%
	2009	2009	2010	2010	2010	Change	2009	2010	Change
Operating Revenues
Surrender charges	$1.3	$0.9	$1.1	$0.7	$0.7	-46.2%	$3.6	$2.5	-30.6%
Expense assessments	46.5	48.8	49.1	48.7	47.4	1.9%	129.5	145.2	12.1%
Net investment income	189.8	190.6	186.2	191.2	191.9	1.1%	540.9	569.3	5.3%
Operating realized gain (loss) (1)	0.1	0.1	0.1	0.1	0.1	0.0%	0.2	0.3	50.0%
Other revenues and fees (2)	2.9	3.3	4.0	4.6	4.5	55.2%	8.4	13.1	56.0%
Total Operating Revenues	240.6	243.7	240.5	245.3	244.6	1.7%	682.6	730.4	7.0%
Operating Expenses
Interest credited	110.9	111.1	110.4	110.0	110.2	-0.6%	334.4	330.6	-1.1%
Benefits	(0.3)	(0.2)	2.0	0.1	(0.1)	66.7%	(3.0)	2.0	166.7%
Underwriting, acquisition, insurance and other expenses	70.6	83.4	77.9	85.1	65.5	-7.2%	217.1	228.5	5.2%
Total Operating Expenses	181.2	194.3	190.3	195.2	175.6	-3.1%	548.5	561.1	2.3%
Income (loss) from operations before federal income taxes	59.4	49.4	50.2	50.1	69.0	16.2%	134.1	169.3	26.2%
Federal income tax expense (benefit)	16.8	16.1	14.3	14.1	19.1	13.7%	34.0	47.5	39.7%
Income (Loss) from Operations	$42.6	$33.3	$35.9	$36.0	$49.9	17.1%	$100.1	$121.8	21.7%

Effective Tax Rate	28.3%	32.6%	28.5%	28.1%	27.7%		25.4%	28.1%

Average Stockholders' Equity, Excluding AOCI
Average equity, including goodwill	$1,025.2	$1,040.8	$1,058.1	$1,045.7	$1,032.4		$1,028.3	$1,045.4
Average goodwill	20.2	20.2	20.2	20.2	20.2		20.2	20.2
Average equity, excluding goodwill	$1,005.0	$1,020.6	$1,037.9	$1,025.5	$1,012.2		$1,008.1	$1,025.2

Return on Equity, Excluding AOCI
Including goodwill	16.6%	12.8%	13.6%	13.8%	19.3%		13.0%	15.5%
Excluding goodwill	17.0%	13.1%	13.8%	14.0%	19.7%		13.2%	15.8%

Income (Loss) from Operations - Basis Points on Average Account Values - Annualized	52	38	40	40	55	3	43	45	2

Operating Realized Gain (Loss) (1)
GLB (3)	$0.1	$0.1	$0.1	$0.1	$0.1	0.0%	$0.2	$0.3	50.0%
Total Operating Realized Gain (Loss)	$0.1	$0.1	$0.1	$0.1	$0.1	0.0%	$0.2	$0.3	50.0%

Underwriting, Acquisition, Insurance and Other Expenses
Commissions	$16.4	$18.1	$16.3	$15.8	$15.2	-7.3%	$45.9	$47.3	3.1%
General and administrative expenses	53.3	59.2	52.9	57.6	60.1	12.8%	160.7	170.6	6.2%
Taxes, licenses and fees	2.7	2.9	3.8	3.1	2.9	7.4%	9.3	9.8	5.4%
Total commissions and expenses incurred	72.4	80.2	73.0	76.5	78.2	8.0%	215.9	227.7	5.5%
Less: commissions and expenses capitalized	(15.4)	(17.9)	(15.9)	(15.0)	(15.1)	1.9%	(50.7)	(46.0)	9.3%
Amortization of DAC and VOBA, net of interest	13.6	21.1	20.8	23.6	2.4	-82.4%	51.9	46.8	-9.8%
Total Underwriting, Acquisition, Insurance and Other Expenses	$70.6	$83.4	$77.9	$85.1	$65.5	-7.2%	$217.1	$228.5	5.2%

General and Administrative Expenses - Basis Points on Average Account Values - Annualized (4)	65	68	59	64	67	2	69	63	(6)

DAC and VOBA
Balance as of beginning-of-period	$762.7	$550.4	$537.7	$462.1	$375.2		$883.3	$537.7
Deferrals	15.4	17.9	15.9	15.0	15.1		50.7	46.0
Amortization, net of interest:
Unlocking	7.8	0.1	(1.4)	(3.6)	17.3		5.6	12.3
Amortization, net of interest, excluding unlocking	(21.4)	(21.2)	(19.4)	(20.0)	(19.7)		(57.5)	(59.1)
Deferrals, net of amortization included in operating underwriting, acquisition, insurance and other expenses	1.8	(3.2)	(4.9)	(8.6)	12.7		(1.2)	(0.8)
Amortization, net of interest, associated with benefit ratio unlocking	(1.1)	(0.2)	(0.4)	0.5	(0.5)		(1.5)	(0.4)
Adjustment related to realized (gains) losses	2.3	0.8	0.4	(2.0)	0.9		10.6	(0.7)
Adjustment related to unrealized (gains) losses	(215.3)	(10.1)	(70.7)	(76.8)	(110.9)		(340.8)	(258.4)
Balance as of End-of-Period	$550.4	$537.7	$462.1	$375.2	$277.4		$550.4	$277.4

DSI
Balance as of beginning-of-period	$2.5	$2.6	$2.7	$2.5	$2.3		$2.0	$2.7
Deferrals	0.2	0.1	0.1	-	-		0.8	0.1
Amortization, net of interest:
Unlocking	0.1	-	-	-	-		-	-
Amortization, net of interest, excluding unlocking	(0.2)	(0.1)	(0.1)	(0.1)	(0.1)		(0.2)	(0.3)
Deferrals, net of amortization included in operating interest credited	0.1	-	-	(0.1)	(0.1)		0.6	(0.2)
Adjustment related to realized (gains) losses	-	0.1	-	-	-		0.1	-
Adjustment related to unrealized (gains) losses	-	-	(0.2)	(0.1)	(0.3)		(0.1)	(0.6)
Balance as of End-of-Period	$2.6	$2.7	$2.5	$2.3	$1.9		$2.6	$1.9

(1)	Included in income from operations.
(2)	Other revenues and fees consist primarily of mutual fund account program fees for mid-to-large employers.
(3)	See note (2) on page 6 for details.
(4)	Includes distribution costs.

9/30/2010	PAGE 21

Retirement Solutions - Defined Contribution
Account Value Roll Forwards and Information
Unaudited (in billions)

	For the Three Months Ended						For the Nine Months Ended
	Sept.	Dec.	March	June	Sept.	%	Sept.	Sept.	%
	2009	2009	2010	2010	2010	Change	2009	2010	Change
Fixed Annuities (1)
Balance as of beginning-of-period	$12.070	$12.158	$12.246	$12.420	$12.580	4.2%	$11.638	12.246	5.2%
Gross deposits	0.306	0.299	0.316	0.327	0.349	14.1%	1.043	0.992	-4.9%
Withdrawals and deaths	(0.327)	(0.368)	(0.341)	(0.406)	(0.455)	-39.1%	(1.036)	(1.202)	-16.0%
Net flows	(0.021)	(0.069)	(0.025)	(0.079)	(0.106)	NM	0.007	(0.210)	NM
Transfers from variable annuities	(0.003)	0.044	0.090	0.130	0.148	NM	0.184	0.368	100.0%
Interest credited	0.112	0.113	0.109	0.109	0.112	0.0%	0.329	0.330	0.3%
Balance as of End-of-Period	$12.158	$12.246	$12.420	$12.580	$12.734	4.7%	$12.158	$12.734	4.7%

Variable Annuities (2)
Balance as of beginning-of-period	$11.102	$12.620	$12.953	$13.250	$11.967	7.8%	$10.588	$12.953	22.3%
Gross deposits	0.387	0.413	0.441	0.362	0.368	-4.9%	1.173	1.171	-0.2%
Withdrawals and deaths	(0.471)	(0.589)	(0.637)	(0.527)	(0.473)	-0.4%	(1.299)	(1.637)	-26.0%
Net flows	(0.084)	(0.176)	(0.196)	(0.165)	(0.105)	-25.0%	(0.126)	(0.466)	NM
Transfers to fixed annuities	0.021	(0.012)	(0.022)	(0.047)	(0.079)	NM	(0.164)	(0.148)	9.8%
Investment increase and change in market value	1.581	0.521	0.515	(1.071)	1.173	-25.8%	2.322	0.617	-73.4%
Balance as of End-of-Period	$12.620	$12.953	$13.250	$11.967	$12.956	2.7%	$12.620	$12.956	2.7%

Total Annuities
Balance as of beginning-of-period	$23.172	$24.778	$25.199	$25.670	$24.547	5.9%	$22.226	$25.199	13.4%
Gross deposits	0.693	0.712	0.757	0.689	0.717	3.5%	2.216	2.163	-2.4%
Withdrawals and deaths	(0.798)	(0.957)	(0.978)	(0.933)	(0.928)	-16.3%	(2.335)	(2.839)	-21.6%
Net flows	(0.105)	(0.245)	(0.221)	(0.244)	(0.211)	NM	(0.119)	(0.676)	NM
Transfers between fixed and variable accounts	0.018	0.032	0.068	0.083	0.069	283.3%	0.020	0.220	NM
Interest credited and change in market value	1.693	0.634	0.624	(0.962)	1.285	-24.1%	2.651	0.947	-64.3%
Balance as of End-of-Period	$24.778	$25.199	$25.670	$24.547	$25.690	3.7%	$24.778	$25.690	3.7%

Alliance and Smart Future Mutual Funds (3)
Balance as of beginning-of-period	$8.155	$9.544	$10.103	$11.029	$10.493	28.7%	$6.652	$10.103	51.9%
Plan/participant rollovers	0.057	0.086	0.103	0.267	0.147	157.9%	0.466	0.517	10.9%
Additional contributions	0.353	0.360	0.447	0.418	0.398	12.7%	1.112	1.263	13.6%
Gross deposits	0.410	0.446	0.550	0.685	0.545	32.9%	1.578	1.780	12.8%
Withdrawals and deaths	(0.161)	(0.263)	(0.220)	(0.259)	(0.612)	NM	(0.402)	(1.091)	NM
Net flows	0.249	0.183	0.330	0.426	(0.067)	NM	1.176	0.689	-41.4%
Transfers	(0.003)	(0.032)	(0.063)	(0.071)	(0.059)	NM	(0.011)	(0.193)	NM
Other (4)	-	-	0.186	-	-	NM	-	0.186	NM
Interest credited and change in market value	1.143	0.408	0.473	(0.891)	1.031	-9.8%	1.727	0.613	-64.5%
Balance as of End-of-Period	$9.544	$10.103	$11.029	$10.493	$11.398	19.4%	$9.544	$11.398	19.4%

Total Annuities and Mutual Funds	-	-	-	-	-		-	-
Balance as of beginning-of-period	$31.327	$34.322	$35.302	$36.699	$35.040	11.9%	$28.878	$35.302	22.2%
Gross deposits	1.103	1.158	1.307	1.374	1.262	14.4%	3.794	3.943	3.9%
Withdrawals and deaths	(0.959)	(1.220)	(1.198)	(1.192)	(1.540)	-60.6%	(2.737)	(3.930)	-43.6%
Net flows	0.144	(0.062)	0.109	0.182	(0.278)	NM	1.057	0.013	-98.8%
Transfers	0.015	-	0.005	0.012	0.010	-33.3%	0.009	0.027	200.0%
Other (4)	-	-	0.186	-	-	NM	-	0.186	NM
Interest credited and change in market value	2.836	1.042	1.097	(1.853)	2.316	-18.3%	4.378	1.560	-64.4%
Balance as of End-of-Period	$34.322	$35.302	$36.699	$35.040	$37.088	8.1%	$34.322	$37.088	8.1%

Variable Annuities Under Agreement - Included Above	$0.009	$0.009	$0.009	$0.008	$0.009	0.0%	$0.009	$0.009	0.0%

Incremental Deposits (5)
Fixed annuities	$0.305	$0.298	$0.315	$0.325	$0.348	14.1%	$1.039	$0.988	-4.9%
Variable annuities	0.387	0.413	0.440	0.362	0.368	-4.9%	1.172	1.170	-0.2%
Total annuities incremental deposits	0.692	0.711	0.755	0.687	0.716	3.5%	2.211	2.158	-2.4%
Total Alliance mutual funds incremental deposits	0.410	0.446	0.550	0.686	0.545	32.9%	1.578	1.781	12.9%
Total Incremental Deposits	$1.102	$1.157	$1.305	$1.373	$1.261	14.4%	$3.789	$3.939	4.0%

(1)	Includes fixed annuity products offered under our mutual fund products and the fixed portion of variable annuities.
(2)	Excludes the fixed portion of variable annuities.
(3)	Includes mutual fund account values and other third party trustee-held assets as mentioned in note (4). These items are not included in the separate accounts reported on our Consolidated Balance Sheets, as we do not have any ownership interest in them.
(4)	Represents LINCOLN ALLIANCE® program assets held by a third-party trustee that were not previously included in the account value roll forward. Effective
January 1, 2010, all such LINCOLN ALLIANCE® program activity was included in the account value roll forward.
(5)	Represents gross deposits reduced by transfers from other Lincoln products.

9/30/2010					PAGE 22
Retirement Solutions - Defined Contribution
Account Value Roll Forwards by Product
Unaudited (in billions)

	For the Three Months Ended						For the Nine Months Ended
	Sept.	Dec.	March	June	Sept.	%	Sept.	Sept.	%
	2009	2009	2010	2010	2010	Change	2009	2010	Change
Total Micro - Small Segment
Balance as of beginning-of-period	$5.234	$5.785	$5.863	$5.966	$5.544	5.9%	$4.888	$5.863	19.9%
Gross deposits	0.290	0.305	0.342	0.265	0.277	-4.5%	0.852	0.884	3.8%
Withdrawals and deaths	(0.319)	(0.420)	(0.422)	(0.334)	(0.291)	8.8%	(0.853)	(1.047)	-22.7%
Net flows	(0.029)	(0.115)	(0.080)	(0.069)	(0.014)	51.7%	(0.001)	(0.163)	NM
Transfers between fixed and variable accounts	-	0.002	(0.001)	-	(0.001)	NM	(0.004)	(0.002)	50.0%
Investment increase and change in market value	0.580	0.191	0.184	(0.353)	0.425	-26.7%	0.902	0.256	-71.6%
Balance as of End-of-Period	$5.785	$5.863	$5.966	$5.544	$5.954	2.9%	$5.785	$5.954	2.9%

Total Mid - Large Segment
Balance as of beginning-of-period	$11.425	$12.972	$13.653	$14.767	$14.384	25.9%	$9.540	$13.653	43.1%
Gross deposits	0.617	0.650	0.769	0.920	0.800	29.7%	2.304	2.489	8.0%
Withdrawals and deaths	(0.259)	(0.407)	(0.350)	(0.455)	(0.858)	NM	(0.703)	(1.663)	NM
Net flows	0.358	0.243	0.419	0.465	(0.058)	NM	1.601	0.826	-48.4%
Transfers between fixed and variable accounts	0.016	(0.001)	0.006	0.012	0.011	-31.3%	0.013	0.029	123.1%
Other (1)	-	-	0.186	-	-	NM	-	0.186
Investment increase and change in market value	1.173	0.439	0.503	(0.860)	1.061	-9.5%	1.818	0.704	-61.3%
Balance as of End-of-Period	$12.972	$13.653	$14.767	$14.384	$15.398	18.7%	$12.972	$15.398	18.7%

Total Multi-Fund® and Other Variable Annuities
Balance as of beginning-of-period	$14.668	$15.565	$15.786	$15.966	$15.112	3.0%	$14.450	$15.786	9.2%
Gross deposits	0.196	0.203	0.196	0.189	0.185	-5.6%	0.638	0.570	-10.7%
Withdrawals and deaths	(0.381)	(0.393)	(0.426)	(0.403)	(0.391)	-2.6%	(1.181)	(1.220)	-3.3%
Net flows	(0.185)	(0.190)	(0.230)	(0.214)	(0.206)	-11.4%	(0.543)	(0.650)	-19.7%
Transfers between fixed and variable accounts	(0.001)	(0.001)	-	-	-	100.0%	-	-	NM
Investment increase and change in market value	1.083	0.412	0.410	(0.640)	0.830	-23.4%	1.658	0.600	-63.8%
Balance as of End-of-Period	$15.565	$15.786	$15.966	$15.112	$15.736	1.1%	$15.565	$15.736	1.1%

Total Annuities and Mutual Funds (2)
Balance as of beginning-of-period	$31.327	$34.322	$35.302	$36.699	$35.040	11.9%	$28.878	$35.302	22.2%
Gross deposits	1.103	1.158	1.307	1.374	1.262	14.4%	3.794	3.943	3.9%
Withdrawals and deaths	(0.959)	(1.220)	(1.198)	(1.192)	(1.540)	-60.6%	(2.737)	(3.930)	-43.6%
Net flows	0.144	(0.062)	0.109	0.182	(0.278)	NM	1.057	0.013	-98.8%
Transfers between fixed and variable accounts	0.015	-	0.005	0.012	0.010	-33.3%	0.009	0.027	200.0%
Other (1)	-	-	0.186	-	-	NM	-	0.186
Investment increase and change in market value	2.836	1.042	1.097	(1.853)	2.316	-18.3%	4.378	1.560	-64.4%
Balance as of End-of-Period	$34.322	$35.302	$36.699	$35.040	$37.088	8.1%	$34.322	$37.088	8.1%

(1)	Represents LINCOLN ALLIANCE® program assets held by a third-party trustee that were not previously included in the account value roll forward.
Effective January 1, 2010, all such LINCOLN ALLIANCE® program activity was included in the account value roll forward.
(2)	Includes mutual fund account values and other third party trustee-held assets as mentioned in note (1). These items are not included in the separate accounts reported on our Consolidated Balance Sheets, as we do not have any ownership interest in them.

9/30/2010	PAGE 23
Retirement Solutions - Defined Contribution
Account Value and Interest Rate Spread Information
Unaudited (in billions)

	For the Three Months Ended						For the Nine Months Ended
	Sept.	Dec.	March	June	Sept.	%	Sept.	Sept.	%
	2009	2009	2010	2010	2010	Change	2009	2010	Change

Fixed Annuities, Excluding Fixed Portion of Variable Contracts
Deposits	$0.227	$0.224	$0.236	$0.250	$0.272	19.8%	$0.787	$0.758	-3.7%
Withdrawals and deaths	(0.149)	(0.201)	(0.174)	(0.245)	(0.291)	-95.3%	(0.466)	(0.710)	-52.4%
Net flows	$0.078	$0.023	$0.062	$0.005	$(0.019)	NM	$0.321	$0.048	-85.0%

Fixed Contract Account Values	$6.030	$6.139	$6.324	$6.466	$6.571	9.0%	$6.030	$6.571	9.0%

Fixed Portion of Variable Contracts
Deposits	$0.079	$0.075	$0.080	$0.077	$0.077	-2.5%	$0.256	$0.234	-8.6%
Withdrawals and deaths	(0.178)	(0.167)	(0.167)	(0.162)	(0.163)	8.4%	(0.570)	(0.492)	13.7%
Net flows	$(0.099)	$(0.092)	$(0.087)	$(0.085)	$(0.086)	13.1%	$(0.314)	$(0.258)	17.8%
Fixed Portion of Variable Contract Account Values	$6.128	$6.107	$6.096	$6.114	$6.163	0.6%	$6.128	$6.163	0.6%
Variable Annuities, Including Fixed Portion of Variable Contracts
Deposits	$0.466	$0.488	$0.521	$0.439	$0.445	-4.5%	$1.429	$1.405	-1.7%
Withdrawals and deaths	(0.649)	(0.756)	(0.804)	(0.689)	(0.636)	2.0%	(1.869)	(2.129)	-13.9%
Net flows	$(0.183)	$(0.268)	$(0.283)	$(0.250)	$(0.191)	-4.4%	$(0.440)	$(0.724)	-64.5%

Variable Contract Account Values	$18.748	$19.060	$19.346	$18.081	$19.119	2.0%	$18.748	$19.119	2.0%

Average Daily Variable Annuity Separate Account Values	$11.881	$12.726	$12.909	$12.855	$12.471	5.0%	$10.839	$12.744	17.6%
Interest Rate Spread (1)						(Basis Point) Change			(Basis Point) Change
Fixed maturity securities, mortgage loans on real estate and other, net of investment expenses (2)	5.85%	5.72%	5.71%	5.73%	5.71%	(14)	5.78%	5.71%	(7)
Commercial mortgage loan prepayment and bond make whole premiums	0.08%	0.08%	0.01%	0.04%	0.04%	(4)	0.03%	0.03%	-
Alternative investments	0.03%	0.02%	0.02%	0.02%	0.01%	(2)	0.00%	0.02%	2
Net investment income yield on reserves	5.96%	5.82%	5.74%	5.79%	5.76%	(20)	5.81%	5.76%	(5)
Interest rate credited to contract holders	3.66%	3.63%	3.58%	3.51%	3.47%	(19)	3.73%	3.52%	(21)
Interest rate spread	2.30%	2.19%	2.16%	2.28%	2.29%	(1)	2.08%	2.24%	16

(1)	For the annuity products spread, the yield on earning assets is calculated as net investment income on fixed product investment portfolios divided by average invested assets on reserves. We exclude net investment income earned on investments supporting statutory surplus from our spread calculations.
The average crediting rate is calculated as interest credited before DSI amortization, plus the immediate annuity reserve change (included within benefits), divided by the average fixed account values, including the fixed portion of variable annuities.
(2)	Our yields on net investment income have been lowered due to holding higher cash balances related to our short-term liquidity strategy during recent volatile markets. The increased cash and short-term investment balances for the three months ended September 30, 2009, and December 31, 2009, and the nine months ended September 30, 2009, reduced our yields by approximately 11 bps, 6 bps, and 15 bps respectively. There was no impact for the three months ended March 31, 2010, June 30, 2010, and September 30, 2010, or the nine months ended September 30, 2010.

9/30/2010									PAGE 24
Insurance Solutions - Life Insurance
Income (Loss) from Operations, Operational Data and DAC, VOBA and DFEL Roll Forwards
Unaudited (millions of dollars)

	For the Three Months Ended						For the Nine Months Ended
	Sept.	Dec.	March	June	Sept.	%	Sept.	Sept.	%
	2009	2009	2010	2010	2010	Change	2009	2010	Change
Operating Revenues
Insurance premiums	$93.5	$115.2	$112.3	$107.5	$107.5	15.0%	$277.3	$327.3	18.0%
Surrender charges	32.8	30.5	30.8	24.1	22.5	-31.4%	81.1	77.4	-4.6%
Mortality assessments	317.1	317.6	317.9	325.3	319.9	0.9%	981.2	963.1	-1.8%
Expense assessments	144.1	127.4	128.7	125.9	109.0	-24.4%	363.6	363.6	0.0%
Net investment income	495.3	528.2	530.1	545.0	542.8	9.6%	1,446.3	1,617.9	11.9%
Amortization of deferred loss on business sold through reinsurance	(0.7)	1.4	-	-	-	100.0%	(1.4)	-	100.0%
Other revenues and fees	7.4	6.0	8.5	8.2	6.2	-16.2%	20.8	22.9	10.1%
Total Operating Revenues	1,089.5	1,126.3	1,128.3	1,136.0	1,107.9	1.7%	3,168.9	3,372.2	6.4%
Operating Expenses
Interest credited	292.9	297.7	296.9	298.8	299.5	2.3%	886.5	895.2	1.0%
Benefits	320.7	374.6	398.9	374.2	561.0	74.9%	999.4	1,334.1	33.5%
Underwriting, acquisition, insurance and other expenses	284.3	221.9	230.5	241.8	167.6	-41.0%	701.0	639.9	-8.7%
Total Operating Expenses	897.9	894.2	926.3	914.8	1,028.1	14.5%	2,586.9	2,869.2	10.9%
Income (loss) from operations before federal income taxes	191.6	232.1	202.0	221.2	79.8	-58.4%	582.0	503.0	-13.6%
Federal income tax expense (benefit)	55.1	74.5	65.3	70.0	19.9	-63.9%	170.4	155.2	-8.9%
Income (Loss) from Operations	$136.5	$157.6	$136.7	$151.2	$59.9	-56.1%	$411.6	$347.8	-15.5%

Effective Tax Rate	28.8%	32.1%	32.3%	31.6%	24.9%		29.3%	30.9%

Average Stockholders' Equity, Excluding AOCI
Average equity, including goodwill	$8,053.3	$8,348.8	$8,254.0	$8,405.0	$8,433.9		$8,089.8	$8,364.3
Average goodwill	2,188.5	2,188.5	2,188.5	2,188.5	2,188.5		2,188.5	2,188.5
Average equity, excluding goodwill	$5,864.8	$6,160.3	$6,065.5	$6,216.5	$6,245.4		$5,901.3	$6,175.8

Return on Equity, Excluding AOCI
Including goodwill	6.8%	7.6%	6.6%	7.2%	2.8%		6.8%	5.5%
Excluding goodwill	9.3%	10.2%	9.0%	9.7%	3.8%		9.3%	7.5%

Underwriting, Acquisition, Insurance and Other Expenses
Commissions	$159.0	$197.8	$167.1	$150.3	$156.4	-1.6%	$477.8	$473.8	-0.8%
General and administrative expenses	112.9	122.8	107.4	112.9	123.7	9.6%	333.6	344.0	3.1%
Taxes, licenses and fees	30.7	28.5	32.2	27.2	31.1	1.3%	86.9	90.5	4.1%
Amortization of sales force intangibles	1.0	1.0	1.0	1.0	1.0	0.0%	3.0	3.0	0.0%
Total commissions and expenses incurred	303.6	350.1	307.7	291.4	312.2	2.8%	901.3	911.3	1.1%
Less: commissions and expenses capitalized	(213.4)	(264.2)	(223.0)	(208.2)	(213.0)	0.2%	(635.4)	(644.2)	-1.4%
Amortization of DAC and VOBA, net of interest	194.1	136.0	145.8	158.6	68.4	-64.8%	435.1	372.8	-14.3%
Total Underwriting, Acquisition, Insurance and Other Expenses	$284.3	$221.9	$230.5	$241.8	$167.6	-41.0%	$701.0	$639.9	-8.7%

General and Administrative Expenses - Basis Points on Average Account Values - Annualized	146	156	135	141	153	7	140	143	3

DAC and VOBA
Balance as of beginning-of-period	$6,846.9	$6,189.4	$6,427.9	$6,285.0	$5,836.9		$7,399.4	$6,427.9
Business sold through reinsurance	-	-	-	-	-		(292.9)	-
Deferrals	213.4	264.2	223.0	208.2	213.0		635.4	644.2
Amortization, net of interest:
Unlocking	(52.8)	(3.7)	(14.7)	(2.1)	29.2		(70.9)	12.4
Other amortization, net of interest, excluding unlocking	(141.3)	(132.3)	(131.1)	(156.5)	(97.6)		(364.3)	(385.2)
Deferrals, net of amortization included in operating underwriting, acquisition, insurance and other expenses	19.3	128.2	77.2	49.6	144.6		200.2	271.4
Adjustment related to realized (gains) losses	1.7	38.3	2.5	(4.5)	23.1		62.8	21.1
Adjustment related to unrealized (gains) losses	(678.5)	72.0	(222.6)	(493.2)	(466.0)		(1,180.1)	(1,181.8)
Balance as of End-of-Period	$6,189.4	$6,427.9	$6,285.0	$5,836.9	$5,538.6		$6,189.4	$5,538.6

DFEL
Balance as of beginning-of-period	$1,014.0	$1,057.8	$1,155.2	$1,154.0	$1,106.3		$888.7	$1,155.2
Business sold through reinsurance	-	-	-	-	-		(11.0)	-
Deferrals	108.2	133.8	118.3	114.1	122.7		305.4	355.1
Amortization, net of interest:
Unlocking	(27.9)	(3.0)	(8.1)	(6.6)	5.8		(31.5)	(8.9)
Other amortization, net of interest, excluding unlocking	(37.7)	(36.0)	(38.5)	(41.7)	(29.5)		(99.4)	(109.7)
Deferrals, net of amortization included in operating expense assessments	42.6	94.8	71.7	65.8	99.0		174.5	236.5
Adjustment related to realized gains (losses)	0.3	3.1	0.1	(0.4)	5.3		3.6	5.0
Adjustment related to unrealized gains (losses)	0.9	(0.5)	(73.0)	(113.1)	(119.2)		2.0	(305.3)
Balance as of End-of-Period	$1,057.8	$1,155.2	$1,154.0	$1,106.3	$1,091.4		$1,057.8	$1,091.4

9/30/2010									PAGE 25
Insurance Solutions - Life Insurance
Additional Operational Data
Unaudited (billions of dollars)

	For the Three Months Ended						For the Nine Months Ended
	Sept.	Dec.	March	June	Sept.	%	Sept.	Sept.	%
	2009	2009	2010	2010	2010	Change	2009	2010	Change
Sales by Product (in millions)
UL
Excluding MoneyGuard®	$91.0	$117.7	$90.1	$78.2	$77.3	-15.1%	$278.6	$245.6	-11.8%
MoneyGuard®	18.4	23.3	18.5	23.0	26.5	44.0%	43.7	68.0	55.6%
Total	109.4	141.0	108.6	101.2	103.8	-5.1%	322.3	313.6	-2.7%
VUL	6.7	13.3	7.7	9.7	10.8	61.2%	22.8	28.2	23.7%
COLI and BOLI (1)	14.4	20.7	6.8	10.3	17.8	23.6%	30.8	34.9	13.3%
Term	15.7	19.8	19.5	18.6	16.0	1.9%	39.2	54.1	38.0%
Total	$146.2	$194.8	$142.6	$139.8	$148.4	1.5%	$415.1	$430.8	3.8%

First Year Paid Premiums (in millions)
UL
Excluding MoneyGuard®	$238.3	$329.5	$262.5	$231.1	$235.9	-1.0%	$685.0	$729.5	6.5%
MoneyGuard®	122.1	154.4	122.4	153.9	177.4	45.3%	290.1	453.7	56.4%
Total	360.4	483.9	384.9	385.0	413.3	14.7%	975.1	1,183.2	21.3%
VUL	10.2	38.6	17.1	23.3	30.3	197.1%	55.5	70.7	27.4%
COLI and BOLI (1)	33.8	46.9	11.9	23.7	59.9	77.2%	101.9	95.5	-6.3%
Term	15.7	19.8	19.5	18.6	16.0	1.9%	39.2	54.1	38.0%
Total	$420.1	$589.2	$433.4	$450.6	$519.5	23.7%	$1,171.7	$1,403.5	19.8%

Life Insurance In Force
UL and other	$289.124	$291.879	$292.204	$293.013	$294.171	1.7%	$289.124	$294.171	1.7%
Term insurance	242.889	248.726	254.115	259.450	262.583	8.1%	242.889	262.583	8.1%
Total	$532.013	$540.605	$546.319	$552.463	$556.754	4.7%	$532.013	$556.754	4.7%

Interest-Sensitive Products Interest Rate Spreads(2)						(Basis Point) Change			(Basis Point) Change
Fixed maturity securities, mortgage loans on real estate and other, net of investment expenses (3)	5.97%	5.88%	5.82%	5.91%	5.93%	(4)	5.95%	5.89%	(6)
Commercial mortgage loan prepayment and bond make-whole premiums	0.04%	0.07%	0.05%	0.07%	0.03%	(1)	0.03%	0.05%	2
Alternative investments	-0.29%	0.05%	0.18%	0.19%	0.11%	40	-0.35%	0.16%	51
Net investment income yield on reserves	5.72%	6.00%	6.05%	6.17%	6.07%	35	5.63%	6.10%	47
Interest rate credited to contract holders	4.22%	4.25%	4.18%	4.18%	4.15%	(7)	4.22%	4.17%	(5)
Interest rate spread	1.50%	1.75%	1.87%	1.99%	1.92%	42	1.41%	1.93%	52

Traditional Products Interest Rate Spreads(4)
Fixed maturity securities, mortgage loans on real estate and other, net of investment expenses	5.98%	6.01%	6.23%	6.11%	5.99%	1	5.98%	6.12%	14
Commercial mortgage loan prepayment and bond make-whole premiums	0.01%	0.00%	0.00%	0.04%	0.12%	11	0.01%	0.05%	4
Alternative investments	0.02%	0.01%	0.02%	0.01%	0.01%	(1)	0.00%	0.01%	1
Net investment income yield on reserves	6.01%	6.02%	6.25%	6.16%	6.12%	11	5.99%	6.18%	19

(1)	COLI and BOLI are interest-sensitive and contain both UL and VUL products.
(2)	For the interest-sensitive life products spread, the yield on earning assets is calculated as net investment income on fixed product investment portfolios divided by average earning assets. We exclude net investment income earned on investments supporting statutory surplus and reverse repurchase agreement interest expense from our yield and spread calculations. The average crediting rate is calculated using interest credited on life products divided by average fixed account values.
(3)	Our yields on net investment income have been lowered due to holding higher cash balances related to our short-term liquidity strategy during recent volatile markets. The increased cash and short-term investment balances for the three months ended September 30, 2009, December 31, 2009, March 31, 2010, and June 30, 2010, reduced our yields by approximately
4 bps, 13 bps, 11 bps, 2 bps, respectively. There was no impact for the three months ended September 30, 2010. The increased cash and short-term investment balances for the nine months ended September 30, 2009 and 2010 reduced yields by approximately 5 bps and 2 bps, respectively.
(4)	For the traditional life products, the yield on earning assets is calculated as net investment income on traditional investment portfolios divided by average earning assets. As of
September 30, 2010, interest-sensitive products represented approximately 87% of total interest-sensitive and traditional earning assets.

9/30/2010									PAGE 26
Insurance Solutions - Life Insurance
Account Value Roll Forwards
Unaudited (billions of dollars)

	For the Three Months Ended						For the Nine Months Ended
	Sept.	Dec.	March	June	Sept.	%	Sept.	Sept.	%
	2009	2009	2010	2010	2010	Change	2009	2010	Change
Interest-Sensitive Life (1)
Balance as of beginning-of-period	27.709	27.825	28.192	28.355	28.584	3.2%	27.502	28.192	2.5%
Deposits	0.899	1.067	0.910	0.911	0.983	9.3%	2.554	2.804	9.8%
Withdrawals and deaths	(0.417)	(0.296)	(0.367)	(0.314)	(0.384)	7.9%	(1.166)	(1.065)	8.7%
Net flows	0.482	0.771	0.543	0.597	0.599	24.3%	1.388	1.739	25.3%
Contract holder assessments	(0.657)	(0.698)	(0.673)	(0.663)	(0.687)	-4.6%	(1.933)	(2.023)	-4.7%
Interest credited	0.291	0.294	0.293	0.295	0.298	2.4%	0.868	0.886	2.1%
Balance as of End-of-Period (Gross)	27.825	28.192	28.355	28.584	28.794	3.5%	27.825	28.794	3.5%
Reinsurance ceded	(0.923)	(0.917)	(0.911)	(0.903)	(0.899)	2.6%	(0.923)	(0.899)	2.6%
Balance as of End-of-Period (Net of Ceded)	$26.902	$27.275	$27.444	$27.681	$27.895	3.7%	$26.902	$27.895	3.7%

VUL
Balance as of beginning-of-period	$4.562	$5.176	$5.287	$5.467	$5.027	10.2%	$4.251	$5.287	24.4%
Deposits	0.174	0.233	0.167	0.152	0.247	42.0%	0.597	0.566	-5.2%
Withdrawals and deaths	(0.095)	(0.243)	(0.108)	(0.099)	(0.121)	-27.4%	(0.327)	(0.328)	-0.3%
Net flows	0.079	(0.010)	0.059	0.053	0.126	59.5%	0.270	0.238	-11.9%
Contract holder assessments	(0.091)	(0.092)	(0.090)	(0.089)	(0.090)	1.1%	(0.273)	(0.269)	1.5%
Investment income and change in market value	0.626	0.213	0.211	(0.404)	0.499	-20.3%	0.928	0.306	-67.0%
Balance as of End-of-Period (Gross)	5.176	5.287	5.467	5.027	5.562	7.5%	5.176	5.562	7.5%
Reinsurance ceded	(0.807)	(0.820)	(0.837)	(0.743)	(0.803)	0.5%	(0.807)	(0.803)	0.5%
Balance as of End-of-Period (Net of Ceded)	$4.369	$4.467	$4.630	$4.284	$4.759	8.9%	$4.369	$4.759	8.9%

Total Life Insurance
Balance as of beginning-of-period	$32.271	$33.001	$33.479	$33.822	$33.611	4.2%	$31.753	$33.479	5.4%
Deposits	1.073	1.300	1.077	1.063	1.230	14.6%	3.151	3.370	7.0%
Withdrawals and deaths	(0.512)	(0.539)	(0.475)	(0.413)	(0.505)	1.4%	(1.493)	(1.393)	6.7%
Net flows	0.561	0.761	0.602	0.650	0.725	29.2%	1.658	1.977	19.2%
Contract holder assessments	(0.748)	(0.790)	(0.763)	(0.752)	(0.777)	-3.9%	(2.206)	(2.292)	-3.9%
Investment income and change in market value	0.917	0.507	0.504	(0.109)	0.797	-13.1%	1.796	1.192	-33.6%
Balance as of End-of-Period (Gross)	33.001	33.479	33.822	33.611	34.356	4.1%	33.001	34.356	4.1%
Reinsurance ceded	(1.730)	(1.737)	(1.748)	(1.646)	(1.702)	1.6%	(1.730)	(1.702)	1.6%
Balance as of End-of-Period (Net of Ceded)	$31.271	$31.742	$32.074	$31.965	$32.654	4.4%	$31.271	$32.654	4.4%

(1)	Includes UL, interest-sensitive whole life and the fixed investment option of VUL products.

9/30/2010									PAGE 27
Insurance Solutions - Group Protection
Income (Loss) from Operations and Operational Data
Unaudited (millions of dollars)

	For the Three Months Ended						For the Nine Months Ended
	Sept.	Dec.	March	June	Sept.	%	Sept.	Sept.	%
	2009	2009	2010	2010	2010	Change	2009	2010	Change
Operating Revenues
Insurance premiums	$379.5	$396.4	$409.9	$433.7	$414.5	9.2%	$1,182.6	$1,258.1	6.4%
Mortality assessments	0.1	-	-	-	-	-100.0%	0.1	-	-100.0%
Net investment income	33.5	35.7	33.6	34.3	35.0	4.5%	91.7	102.9	12.2%
Other revenues and fees	1.5	1.5	1.7	2.1	2.0	33.3%	4.5	5.8	28.9%
Total Operating Revenues	414.6	433.6	445.2	470.1	451.5	8.9%	1,278.9	1,366.8	6.9%
Operating Expenses
Interest credited	0.5	0.7	0.5	0.1	-	-100.0%	1.6	0.6	(0.6)
Benefits	261.6	281.1	310.7	334.1	330.4	26.3%	836.3	975.2	16.6%
Underwriting, acquisition, insurance and other expenses	99.3	105.4	101.1	101.3	106.4	7.2%	296.6	308.8	4.1%
Total Operating Expenses	361.4	387.2	412.3	435.5	436.8	20.9%	1,134.5	1,284.6	13.2%
Income (loss) from operations before federal income taxes	53.2	46.4	32.9	34.6	14.7	-72.4%	144.4	82.2	-43.1%
Federal income tax expense (benefit)	18.7	16.3	11.5	11.9	5.2	-72.2%	50.6	28.6	-43.5%
Income (Loss) from Operations	$34.5	$30.1	$21.4	$22.7	$9.5	-72.5%	$93.8	$53.6	-42.9%

Effective Tax Rate	35.2%	35.1%	35.0%	34.4%	35.4%		35.0%	34.8%

Average Stockholders' Equity, Excluding AOCI
Average equity, including goodwill	$1,056.8	$1,061.7	$1,075.0	$1,107.7	$1,138.2		$1,039.7	$1,107.0
Average goodwill	274.3	274.3	274.3	274.3	274.3		274.3	274.3
Average equity, excluding goodwill	$782.5	$787.4	$800.7	$833.4	$863.9		$765.4	$832.7

Return on Equity, Excluding AOCI
Including goodwill	13.1%	11.3%	8.0%	8.2%	3.3%		12.0%	6.5%
Excluding goodwill	17.6%	15.3%	10.7%	10.9%	4.4%		16.3%	8.6%

Underwriting, Acquisition, Insurance and Other Expenses
Commissions	$43.3	$44.5	$46.9	$46.9	$47.5	9.7%	$131.1	$141.3	7.8%
General and administrative expenses	48.1	60.0	46.8	49.3	51.1	6.2%	143.7	147.2	2.4%
Taxes, licenses and fees	9.3	9.1	10.9	8.0	10.2	9.7%	27.1	29.1	7.4%
Total commissions and expenses incurred	100.7	113.6	104.6	104.2	108.8	8.0%	301.9	317.6	5.2%
Less: commissions and expenses capitalized	(12.8)	(20.8)	(14.6)	(13.5)	(12.7)	0.8%	(38.5)	(40.8)	-6.0%
Amortization of DAC and VOBA, net of interest	11.4	12.6	11.1	10.6	10.3	-9.6%	33.2	32.0	-3.6%
Total Underwriting, Acquisition, Insurance and Other Expenses	$99.3	$105.4	$101.1	$101.3	$106.4	7.2%	$296.6	$308.8	4.1%

General and Administrative Expenses as a Percentage of Premiums	12.7%	15.1%	11.4%	11.4%	12.3%		12.2%	11.7%

DAC and VOBA
Balance as of beginning-of-period	$149.8	$151.2	$159.5	$163.0	$165.9		$145.9	$159.5
Deferrals	12.8	20.9	14.6	13.5	12.7		38.5	40.8
Amortization, net of interest	(11.4)	(12.6)	(11.1)	(10.6)	(10.3)		(33.2)	(32.0)
Deferrals, net of amortization included in operating underwriting, acquisition, insurance and other expenses	1.4	8.3	3.5	2.9	2.4		5.3	8.8
Balance as of End-of-Period	$151.2	$159.5	$163.0	$165.9	$168.3		$151.2	$168.3

Annualized Sales by Product Line
Life	$31.4	$67.2	$24.0	$23.4	$23.9	-23.9%	$75.2	$71.3	-5.2%
Disability	38.5	78.3	28.8	28.2	28.3	-26.5%	91.3	85.3	-6.6%
Dental	9.9	21.3	10.3	13.6	16.2	63.6%	27.1	40.1	48.0%
Total	$79.8	$166.8	$63.1	$65.2	$68.4	-14.3%	$193.6	$196.7	1.6%

Insurance Premiums by Product Line
Life	$142.2	$152.1	$157.2	$160.3	$158.4	11.4%	$432.0	$475.9	10.2%
Disability	173.0	174.1	178.3	181.7	181.9	5.1%	518.1	541.9	4.6%
Dental	36.2	37.7	39.5	40.8	42.6	17.7%	110.9	122.9	10.8%
Other	28.1	32.5	34.9	50.9	31.6	12.5%	121.6	117.4	-3.5%
Total	$379.5	$396.4	$409.9	$433.7	$414.5	9.2%	$1,182.6	$1,258.1	6.4%

Income (Loss) from Operations by Product Line
Life	$16.0	$13.3	$3.4	$16.1	$4.8	-70.0%	$29.1	$24.3	-16.5%
Disability	17.3	15.6	18.6	6.6	4.0	-76.9%	63.3	29.2	-53.9%
Dental	(0.6)	1.1	(1.8)	(1.4)	(0.6)	0.0%	(3.2)	(3.8)	-18.8%
Other	1.8	0.1	1.2	1.4	1.3	-27.8%	4.6	3.9	-15.2%
Total	$34.5	$30.1	$21.4	$22.7	$9.5	-72.5%	$93.8	$53.6	-42.9%

Loss Ratios by Product Line
Life	66.6%	69.6%	82.4%	69.7%	79.2%		72.8%	77.1%
Disability	66.8%	67.5%	65.5%	78.6%	79.2%		62.8%	74.5%
Dental	79.7%	76.6%	86.1%	84.4%	79.3%		83.4%	83.2%
Combined Loss Ratios	68.1%	69.3%	74.8%	75.5%	79.2%		69.0%	76.5%

9/30/2010									PAGE 28
Other Operations
Unaudited (in millions)

	For the Three Months Ended						For the Nine Months Ended
	Sept.	Dec.	March	June	Sept.	%	Sept.	Sept.	%
	2009	2009	2010	2010	2010	Change	2009	2010	Change

Operating Revenues
Insurance premiums	$0.1	$0.4	$(0.3)	$0.3	$0.1	0.0%	$3.6	$0.1	-97.2%
Net investment income	81.1	86.5	85.4	77.8	80.7	-0.5%	220.6	243.9	10.6%
Amortization of deferred gain on business sold through reinsurance (1)	18.3	18.3	18.2	18.0	18.1	-1.1%	55.1	54.3	-1.5%
Other revenues and fees	2.5	4.0	4.6	6.4	3.1	24.0%	8.6	14.1	64.0%
Communications revenues	17.2	16.7	15.5	18.1	19.6	14.0%	51.1	53.2	4.1%
Total Operating Revenues	119.2	125.9	123.4	120.6	121.6	2.0%	339.0	365.6	7.8%
Operating Expenses
Interest credited	32.9	32.8	33.6	28.1	27.8	-15.5%	115.2	89.5	-22.3%
Benefits	36.0	79.0	34.1	35.3	35.2	-2.2%	178.7	104.6	-41.5%
Underwriting, acquisition, insurance and other expenses	23.9	27.0	27.3	38.9	30.5	27.6%	114.7	96.7	-15.7%
Taxes, licenses and fees	(0.9)	(20.2)	1.5	(2.7)	0.2	122.2%	3.7	(1.0)	NM
Interest and debt expenses	68.0	68.1	68.1	69.0	74.5	9.6%	193.6	211.6	9.3%
Communications expenses	13.3	12.9	13.8	14.5	14.9	12.0%	39.6	43.2	9.1%
Total Operating Expenses	173.2	199.6	178.4	183.1	183.1	5.7%	645.5	544.6	-15.6%
Income (Loss) from operations before federal income taxes	(54.0)	(73.7)	(55.0)	(62.5)	(61.5)	-13.9%	(306.5)	(179.0)	41.6%
Federal income tax expense (benefit)	(21.4)	(30.2)	(18.4)	(26.4)	(21.8)	-1.9%	(113.1)	(66.6)	41.1%
Income (Loss) From Operations	$(32.6)	$(43.5)	$(36.6)	$(36.1)	$(39.7)	-21.8%	$(193.4)	$(112.4)	41.9%

Run Off Institutional Pensions Account Values - Balance at End-of-Period	$1.931	$1.911	$1.909	$1.891	$1.881	-2.6%	$1.931	$1.881	-2.6%

Discontinued Operations
Unaudited (in millions)

	For the Three Months Ended						For the Nine Months Ended
	Sept.	Dec.	March	June	Sept.	%	Sept.	Sept.	%
	2009	2009	2010	2010	2010	Change	2009	2010	Change

Discontinued Operations Before Disposal

Income (loss) from discontinued operations before federal income taxes	$27.3	$7.2	$(16.9)	$4.2	$-	-100.0%	$67.5	$(12.7)	NM
Federal income tax expense (benefit)	10.3	4.1	(2.6)	1.5	-	-100.0%	26.6	(1.1)	NM
Income (Loss) From Discontinued Operations Before Disposal	17.0	3.1	(14.3)	2.7	-	-100.0%	40.9	(11.6)	NM
Disposal
Gain (loss) on disposal before federal income taxes	16.7	1.0	64.8	-	1.2	-92.8%	(220.3)	66.0	130.0%
Federal income tax expense (benefit)	(38.3)	-	22.6	-	2.9	107.6%	(105.3)	25.5	124.2%
Gain (Loss) on Disposal	55.0	1.0	42.2	-	(1.7)	NM	(115.0)	40.5	135.2%
Income (Loss) From Discontinued Operations	$72.0	$4.1	$27.9	$2.7	$(1.7)	NM	$(74.1)	$28.9	139.0%

(1)	Represents the amortization of deferred gain recognized on the business sold through indemnity reinsurance to Swiss Re.

9/30/2010	PAGE 29

Consolidated Deposits, Net Flows and Account Balances
Unaudited (in billions)

	For the Three Months Ended						For the Nine Months Ended
	Sept.	Dec.	March	June	Sept.	%	Sept.	Sept.	%
	2009	2009	2010	2010	2010	Change	2009	2010	Change
Deposits
Retirement Solutions:
Annuities - fixed annuities (1)	$2.025	$1.195	$1.138	$1.501	$1.774	-12.4%	$5.160	$4.413	-14.5%
Defined Contribution - fixed annuities	0.306	0.299	0.316	0.327	0.349	14.1%	1.043	0.992	-4.9%
Annuities - variable annuities	1.063	1.266	1.138	1.322	1.204	13.3%	2.741	3.664	33.7%
Defined Contribution - variable products (2)	0.797	0.859	0.991	1.047	0.913	14.6%	2.751	2.951	7.3%
Insurance Solutions - Life Insurance:
Interest-Sensitive Life	0.899	1.067	0.910	0.911	0.983	9.3%	2.554	2.804	9.8%
VUL	0.174	0.233	0.167	0.152	0.247	42.0%	0.597	0.566	-5.2%
Total Deposits	$5.264	$4.919	$4.660	$5.260	$5.470	3.9%	14.846	15.390	3.7%

	For the Three Months Ended						For the Nine Months Ended
	Sept.	Dec.	March	June	Sept.	%	Sept.	Sept.	%
	2009	2009	2010	2010	2010	Change	2009	2010	Change
Net Flows
Retirement Solutions:
Annuities - fixed annuities (1)	$1.524	$0.672	$0.652	$1.045	$1.289	-15.4%	$3.247	$2.986	-8.0%
Defined Contribution - fixed annuities	(0.021)	(0.069)	(0.025)	(0.079)	(0.106)	NM	0.007	(0.210)	NM
Annuities - variable annuities	0.086	0.146	(0.077)	0.108	(0.005)	NM	(0.173)	0.026	115.0%
Defined Contribution - variable products (2)	0.165	0.007	0.134	0.261	(0.172)	NM	1.050	0.223	-78.8%
Insurance Solutions - Life Insurance:
Interest-Sensitive Life	0.482	0.771	0.543	0.597	0.599	24.3%	1.388	1.739	25.3%
VUL	0.079	(0.010)	0.059	0.053	0.126	59.5%	0.270	0.238	-11.9%
Total Net Flows	$2.315	$1.517	$1.286	$1.985	$1.731	-25.2%	5.789	5.002	-13.6%

	As of
	Sept.	Dec.	March	June	Sept.	%
	2009	2009	2010	2010	2010	Change
Account Balances
Retirement Solutions:
Annuities - fixed annuities (1)	$18.717	$18.913	$19.031	$19.403	$20.097	7.4%
Defined Contribution - fixed annuities	12.158	12.246	12.420	12.580	12.734	4.7%
Annuities - variable annuities	52.429	55.368	57.815	53.921	60.132	14.7%
Defined Contribution - variable products (2)	22.164	23.056	24.279	22.460	24.354	9.9%
Insurance Solutions - Life Insurance:
Interest-Sensitive Life	26.902	27.275	27.444	27.681	27.895	3.7%
VUL	4.369	4.467	4.630	4.284	4.759	8.9%
Total Account Balances	$136.739	$141.325	$145.619	$140.329	$149.971	9.7%

(1)	Includes fixed portion of variable annuities.
(2)	Includes amounts attributable to mutual fund net flows. Mutual fund account values are not included in the separate accounts reported on our Consolidated
Balance Sheets, as we do not have any ownership interest in them.

9/30/2010									PAGE 30
Consolidated Investment Data
Unaudited (millions of dollars)

	For the Three Months Ended						For the Nine Months Ended
	Sept.	Dec.	March	June	Sept.	%	Sept.	Sept.	%
	2009	2009	2010	2010	2010	Change	2009	2010	Change

Net Investment Income
Available-for-sale fixed maturity securities	$904.7	$903.4	$905.5	$918.2	$946.6	4.6%	$2,584.2	$2,770.3	7.2%
Available-for-sale equity securities	1.8	2.2	1.8	1.2	1.2	-33.3%	5.3	4.2	-20.8%
Available-for-sale VIEs' fixed maturity securities	-	-	3.8	3.8	3.5	NM	-	11.1	NM
Trading securities	40.0	40.2	39.4	39.2	39.1	-2.3%	118.6	117.7	-0.8%
Mortgage loans on real estate	114.2	118.2	112.8	111.3	105.7	-7.4%	353.4	329.8	-6.7%
Real estate	3.6	8.1	6.6	5.4	6.2	72.2%	10.9	18.2	67.0%
Policy loans	41.9	43.2	42.1	43.4	41.4	-1.2%	128.4	126.9	-1.2%
Invested cash	1.0	1.6	1.4	1.8	2.3	130.0%	13.4	5.5	-59.0%
Other investments	(6.7)	36.5	22.4	26.1	16.6	NM	(76.3)	65.1	185.3%
Investment income	1,100.5	1,153.4	1,135.8	1,150.4	1,162.6	5.6%	3,137.9	3,448.8	9.9%
Investment expense	(29.2)	(31.1)	(29.7)	(30.6)	(30.3)	-3.8%	(82.7)	(90.6)	-9.6%
Net Investment Income	$1,071.3	$1,122.3	$1,106.1	$1,119.8	$1,132.3	5.7%	$3,055.2	$3,358.2	9.9%

Average Invested Assets (Amortized Cost)	$73,791.1	$74,731.7	$75,458.8	$76,978.3	$78,516.9		$71,568.4	$76,984.7

Net investment income yield on invested assets	5.81%	6.01%	5.86%	5.82%	5.77%		5.69%	5.82%

Realized Gain (Loss) Related to Investments
Available-for-sale fixed maturity securities:
Gross gains	$23.4	$51.5	$49.8	$34.6	$11.8	-49.6%	$109.9	$96.2	-12.5%
Gross losses	(165.9)	(129.3)	(83.6)	(29.4)	(61.3)	63.1%	(579.3)	(174.3)	69.9%
Equity securities:
Gross gains	0.5	1.5	0.1	5.4	3.3	NM	4.1	8.8	114.6%
Gross losses	(7.8)	(10.9)	(3.5)	-	-	100.0%	(16.4)	(3.5)	78.7%
Gain (loss) on other investments	1.6	(72.0)	(21.6)	(8.0)	(3.3)	NM	(58.4)	(32.9)	43.7%
Associated amortization of DAC, VOBA, DSI, DFEL and changes in other contract holder funds and funds withheld reinsurance liabilities	24.7	32.6	3.8	(7.7)	23.4	-5.3%	128.7	19.5	-84.8%
Total realized gain (loss) on investments, pre-tax	(123.5)	(126.6)	(55.0)	(5.1)	(26.1)	78.9%	(411.4)	(86.2)	79.0%
Federal income tax expense (benefit) (1)	(43.3)	(44.3)	(19.3)	(1.8)	(9.1)	79.0%	(144.0)	(30.2)	79.0%
Total, After-Tax	$(80.2)	$(82.3)	$(35.7)	$(3.3)	$(17.0)	78.8%	$(267.4)	$(56.0)	79.1%

		As of September 30, 2010			As of December 31, 2009
		Amount	% of Total		Amount	% of Total
Available-for-Sale and Trading Securities
Fixed maturity securities (fair value)		$73,009.3	99.7%		$63,320.8	99.6%
Fixed maturity securities (amortized cost)		67,660.9	99.7%		63,097.0	99.4%

Equity securities (fair value)		207.5	0.3%		280.5	0.4%
Equity securities (amortized cost)		176.0	0.3%		383.7	0.6%

% of Available-for-Sale Fixed Maturity Securities, Based on Fair Value
Treasuries and AAA			18.7%			19.3%
AA or better			28.4%			27.3%
BB or less			5.8%			6.9%

General Account Investments		As of September 30, 2010			As of December 31, 2009
		Amount	% of Total		Amount	% of Total
Fixed Maturities - Security Sector:
Corporate bonds		$52,907.1	75.3%		$45,380.5	74.6%
U.S. Government bonds		218.1	0.3%		194.2	0.3%
Foreign government bonds		525.4	0.8%		504.9	0.8%
Mortgage-backed securities		11,493.7	16.4%		11,103.3	18.3%
Asset-backed securities		161.0	0.2%		479.8	0.8%
State and municipal bonds		2,961.3	4.2%		1,967.6	3.2%
Hybrid and redeemable preferred securities		1,448.7	2.1%		1,188.0	2.0%
VIEs' fixed maturity securities		585.3	0.8%		-	0.0%
Total		$70,300.6	100.0%		$60,818.3	100.0%

	As of
Composition of Investment Portfolio	Sept. 2009	Dec. 2009	March 2010	June 2010	Sept. 2010	% Change
Available-for-sale securities, at fair value:
Fixed maturity	$60,666.2	$60,818.3	$62,880.8	$66,391.0	$69,715.3	14.9%
Equity	283.0	278.4	310.0	245.9	205.3	-27.5%
VIEs' fixed maturity	-	-	579.5	581.4	585.3	NM
Trading securities	2,547.9	2,504.6	2,532.5	2,607.6	2,710.9	6.4%
Mortgage loans on real estate and real estate	7,431.0	7,351.6	7,213.1	7,099.8	7,017.7	-5.6%
Policy loans	2,893.0	2,897.8	2,902.8	2,901.8	2,879.1	-0.5%
Derivative investments	1,282.0	1,010.1	992.4	1,988.9	1,903.9	48.5%
Other investments	1,079.6	1,057.2	1,046.4	1,136.8	1,096.5	1.6%
Total	$76,182.7	$75,918.0	$78,457.5	$82,953.2	$86,114.0	13.0%

(1)	We use our prevailing corporate federal income tax rate of 35% while taking into account any permanent differences for events recognized differently in our financial statements and federal income tax returns when reconciling our non-GAAP measures to the most comparable GAAP measure.